Exhibit 4.18

Dated _____ July 2021

LIONO SHIPPING CO.
SNOOPY SHIPPING CO.
CINDERELLA SHIPPING CO.
LUFFY SHIPPING CO.
as joint and several Borrowers

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

and

HAMBURG COMMERCIAL BANK AG
as Agent, Mandated Lead Arranger
and Security Trustee

LOAN AGREEMENT

relating to
a senior secured term loan facility of up to US$40,750,000
to provide finance secured on
four bulk carrier vessels named “MAGIC THUNDER”, “MAGIC NEBULA”,
“MAGIC ECLIPSE” and “MAGIC TWILIGHT”

Index

Clause		Page

1	Interpretation	1
2	Facility	24
3	Position of the Lenders	24
4	Drawdown	25
5	Interest	26
6	Interest Periods	28
7	Default Interest	29
8	Repayment and Prepayment	30
9	Conditions Precedent	34
10	Representations and Warranties	35
11	General Undertakings	39
12	Corporate Undertakings	46
13	Insurance	47
14	Ship Covenants	54
15	Security Cover	60
16	Payments and Calculations	62
17	Application of Receipts	64
18	Application of Earnings	65
19	Events of Default	68
20	Fees and Expenses	73
21	Indemnities	74
22	No Set-Off or Tax Deduction	77
23	Illegality, etc.	80
24	Increased Costs	80
25	Set-Off	82
26	Transfers and Changes in Lending Offices	83
27	Variations and Waivers	88
28	Notices	91
29	Joint and Several Liability	94
30	Supplemental	95
31	Bail-In	96
32	Law and Jurisdiction	96

Schedules

Schedule 1 Lenders and Commitments	98
Schedule 2 Drawdown Notice	99
Schedule 3 Condition Precedent Documents	100
Part A	100
Part B	102
Schedule 4 Mandatory Cost Formula	104
Schedule 5 Transfer Certificate	106
Schedule 6 Power of Attorney	110
Schedule 7 Form of Compliance Certificate	111

Execution

Execution Pages	112

THIS AGREEMENT is made on ______ July 2021

BETWEEN

(1)
LIONO SHIPPING CO., SNOOPY SHIPPING CO., CINDERELLA SHIPPING CO. and LUFFY SHIPPING CO., each a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as joint and several Borrowers;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments), as Lenders;

(3)	HAMBURG COMMERCIAL BANK AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany, as Agent;

(4)	HAMBURG COMMERCIAL BANK AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany, as Mandated Lead Arranger;

(5)	HAMBURG COMMERCIAL BANK AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany, as Security Trustee.

BACKGROUND

(A)	The Lenders have agreed to make available to the Borrowers a secured term loan facility of up to US$40,750,000 in four advances as follows:

(i)	an advance in an amount of up to the lesser of (AA) US$10,750,000 and (BB) 50 per cent. of the Initial Market Value of Ship A;

(ii)	an advance in an amount of up to the lesser of (AA) US$10,000,000 and (BB) 50 per cent. of the Initial Market Value of Ship B;

(iii)	an advance in an amount of up to the lesser of (AA) US$10,000,000 and (BB) 50 per cent. of the Initial Market Value of Ship C; and

(iv)	an advance in an amount of up to the lesser of (AA) US$10,000,000 and (BB) 50 per cent. of the Initial Market Value of Ship D,

for the purpose of partly financing the Ships’ Initial Market Value (as defined below).

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions

Subject to Clause 1.5 (General Interpretation), in this Agreement:

“Account” means each of the Earnings Accounts, the Liquidity Account, the Dry Dock Reserve Account and the Retention Account and, in the plural, means all of them.

“Account Bank” means Hamburg Commercial Bank AG, acting in such capacity through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany, or any successor.

“Account Pledge” means, in relation to each Account, a pledge agreement creating security in respect of that Account in the Agreed Form and, in the plural, means all of them.

“Additional Minimum Liquidity” has the meaning given in Clause 11.19 (Consents).

“Advance” means each of Advance A, Advance B, Advance C and Advance D and, in the plural, means all of them.

“Advance A” means the principal amount of the borrowing by the Borrowers under this Agreement in respect of Ship A or, as the context may require, the principal amount outstanding of such Advance in respect of that Ship under this Agreement.

“Advance B” means the principal amount of the borrowing by the Borrowers under this Agreement in respect of Ship B or, as the context may require, the principal amount outstanding of such Advance in respect of that Ship under this Agreement.

“Advance C” means the principal amount of the borrowing by the Borrowers under this Agreement in respect of Ship C or, as the context may require, the principal amount outstanding of such Advance in respect of that Ship under this Agreement.

“Advance D” means the principal amount of the borrowing by the Borrowers under this Agreement in respect of Ship D or, as the context may require, the principal amount outstanding of such Advance in respect of that Ship under this Agreement.

“Affected Lender” has the meaning given in Clause 5.7 (Market disruption).

“Agency and Trust Agreement” means the agency and trust agreement executed or to be executed between the Borrowers and the Creditor Parties in the Agreed Form.

“Agent” means Hamburg Commercial Bank AG, acting in such capacity through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, or any successor of it appointed under clause 5 of the Agency and Trust Agreement.

“Aggregate Insurable Amount” has the meaning given to it in Clause 13.16 (Mortgagee’s interest and additional perils insurances).

“Agreed Form” means in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of the Majority Lenders) or as otherwise approved in accordance with any other approval procedure specified in any relevant provisions of any Finance Document.

“Applicable Lender” has the meaning given in Clause 5.2 (Normal rate of interest).

“Approved Broker” means each of Arrow, Clarksons, Maersk Brokers and Howe Robinson (or any affiliate of such person through which valuations are commonly issued) and, in the plural, means all of them.

“Approved Flag” means, in relation to a Ship, the Republic of the Marshall Islands flag or such other flag as the Agent may approve (in its sole and absolute discretion) as the flag on which that Ship is or, as the case may be, shall be registered.

“Approved Flag State” means, in relation to a Ship, the Republic of the Marshall Islands or any other country in which the Agent may approve that that Ship is or, as the case may be, shall be registered.

“Approved Manager” means, in respect of a Ship:

(a)
Pavimar S.A. a corporation incorporated and existing in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

(b)	Castor Ships;

(c)	or any other company which the Agent (acting on the instructions of the Majority Lenders) may approve from time to time as the commercial and/or technical manager of that Ship.

“Approved Manager’s Undertaking” means, in relation to each Ship, a letter of undertaking including, inter alia, an assignment of each Approved Manager’s rights, title and interest in the Insurances of that Ship executed or to be executed by that Approved Manager in favour of the Security Trustee in the Agreed Form agreeing certain matters in relation to that Approved Manager serving as manager of that Ship and subordinating its rights against that Ship and the Borrower which is the owner thereof to the rights of the Creditor Parties under the Finance Documents and, in the plural, means all of them.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignable Charter” means, in relation to a Ship, any time charterparty, consecutive voyage charter or contract of affreightment in respect of such Ship having a duration (or capable of exceeding a duration) of 12 months or more and any guarantee of the obligations of the charterer under such charter or any bareboat charter in respect of that Ship and any guarantee of the obligations of the charterer under such bareboat charter, entered or to be entered into by the Borrower which is the owner thereof and a charterer or, as the context may require, bareboat charterer and, in the plural, means all of them.

“Availability Period” means, in relation to each Advance, the period commencing on the date of this Agreement and ending on:

(a)	30 August 2021 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrowers); or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Balloon Instalment” has the meaning given in Clause 8.1. (Amount of Instalments).

“Basel III” means, together:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Borrower” means each of Borrower A, Borrower B, Borrower C and Borrower D, and, in the plural, means all of them.

“Borrower A” means Liono Shipping Co., a corporation incorporated and existing in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Borrower B” means Snoopy Shipping Co., a corporation incorporated and existing in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Borrower C” means Cinderella Shipping Co., a corporation incorporated and existing in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Borrower D” means Luffy Shipping Co., a corporation incorporated and existing in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Break Costs” has the meaning given in Clause 21.2 (Break Costs).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business:

(a)	in Hamburg and London regarding the fixing of any interest rate which is required to be determined under this Agreement or any Finance Document;

(b)	in Hamburg, Athens and New York in respect of any payment which is required to be made under a Finance Document; and

(c)	in Hamburg, Athens and Limassol regarding any other action to be taken under this Agreement or any other Finance Document.

“Cancellation Notice” has the meaning given in Clause 8.6 (Optional facility cancellation).

“Cash Shortfall” has the meaning given to it in Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity).

“Castor Ships” means Castor Ships S.A., a corporation incorporated and existing in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Change of Control” means:

(a)	in relation to a Security Party (other than the Corporate Guarantor and Castor Ships) or a Borrower, a change in:

(i)	the ultimate beneficial ownership of any of the shares in that Security Party; or

(ii)	the ultimate control of the voting rights attaching to any of those shares; or

(iii)	the legal ownership of any of those shares; and

(b)
in relation to the Corporate Guarantor, a change which results in any person or group of persons acting in concert gaining directly or indirectly control of the Corporate Guarantor other than the Permitted Holder;

(c)	For the purpose of sub-paragraphs (b) above “control” means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Corporate Guarantor; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Corporate Guarantor; or

(iii)
give directions with respect to the operating and financial policies of the Corporate Guarantor with which the directors or other equivalent officers of the Corporate Guarantor are obliged to comply; and/or

For the purpose of paragraph (b) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Corporate Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Corporate Guarantor.

“Charterparty Assignment” means, in relation to a Ship, an assignment of the rights of the Borrower who is the owner of that Ship under any Assignable Charter relative thereto and any guarantee of such Assignable Charter executed or to be executed by that Borrower in favour of the Security Trustee in the Agreed Form and, in the plural, means all of them.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1 (Lenders and Commitments), or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders).

“Compliance Certificate” means a certificate in the form set out in Schedule 7 (Form of Compliance Certificate ) (or in any other form which the Agent approves or requires) to be provided at the times and in the manner set out in Clause 11.21 (Compliance Certificate).

“Contractual Currency” has the meaning given in Clause 21.6 (Currency indemnity).

“Contribution” means, in relation to a Lender, the part of the Loan which is owing to that Lender.

“Corporate Guarantee” means a guarantee of the obligations of the Borrowers under this Agreement and the other Finance Documents to which each Borrower is a party, in the Agreed Form.

“Corporate Guarantor” means Castor Maritime Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Correction Rate” means, at any relevant time in relation to an Applicable Lender, the amount (expressed as a rate per annum) by which that Lender’s Cost of Funding exceeds LIBOR.

“Cost of Funding” means, in relation to a Lender, the rate per annum determined by that Lender to be the rate at which deposits in Dollars are offered to that Lender by leading banks in the Relevant Interbank Market at that Lender’s request at or about the Specified Time on the Quotation Date for an Interest Period and for a period equal to that Interest Period and for delivery on the first Business Day of it, or, if that Lender uses other ways to fund deposits in Dollars, such rate as determined by that Lender to be the Lender’s cost of funding deposits in Dollars for that Interest Period, such determination being conclusive and binding in the absence of manifest error.

“Creditor Party” means the Agent, the Security Trustee, the Mandated Lead Arranger, any Lender, whether as at the date of this Agreement or at any later time and, in the plural, means all of them.

“Debt Service” means, in relation to a Ship, any sums to be incurred by the Borrower owning that Ship in respect of the payment of principal of, and any interest to be accrued on, the Advance to which that Ship relates and any accrued costs and expenses attributable to that Advance pursuant to this Agreement.

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Security Party; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Security Party preventing that, or any other, Party or, if applicable, any Security Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Security Party in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Security Party whose operations are disrupted.

“Dollars” and “$” means the lawful currency for the time being of the United States of America.

“Drawdown Date” means, in respect of each Advance, the date requested by the Borrowers for that Advance to be borrowed, or (as the context requires) the date on which that Advance is actually borrowed.

“Drawdown Notice” means a notice in the form set out in Schedule 2  (Drawdown Notice) (or in any other form which the Agent approves or reasonably requires).

“Dry Dock Reserve Account” means an account in the joint names of the Borrowers with the Account Bank designated “Cinderella Shipping Co. et al – Dry Dock Account”, or any other account (with that or another office of the Account Bank) which replaces this account and is designated by the Agent as the Dry Dock Reserve Account for the purposes of this Agreement.

“Dry Docking Reserve Amount” has the meaning given to it in Clause 11.20 (Dry Docking Reserve Amount).

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b);

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to that Borrower or the Security Trustee in the event of requisition of a Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; and

(vi)	all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

“Earnings Account” means, in relation to a Ship, an account in the name of the Borrower owning that Ship with the Account Bank designated “name of relevant Borrower - Earnings Account”, or any other account (with that or another office of the Account Bank) which replaces such account and is designated by the Agent as that Earnings Account for the purposes of this Agreement.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means, in relation to each Ship:

(a)	any release of Environmentally Sensitive Material from that Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than that Ship and which involves a collision between that Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which that Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or that Ship and/or the Borrower which is the owner thereof and/or any operator or manager of that Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from that Ship and in connection with which that Ship is actually or potentially liable to be arrested and/or where the Borrower which is the owner thereof and/or any operator or manager of that Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any law, regulation, convention and agreement relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA from time to time.

“Event of Default” means any of the events or circumstances described in Clause 19.1 (Events of Default).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Final Repayment Date” means, in relation to an Advance, the date falling on the earlier of (i) the date falling on the fifth anniversary of the Drawdown Date in respect of that Advance and (ii) 30 August 2026.

“Finance Documents” means together:

(a)	this Agreement;

(b)	the Agency and Trust Agreement;

(c)	the Account Pledges;

(d)	the Corporate Guarantee;

(e)	any Subordination Agreement;

(f)	any Subordinated Debt Security;

(g)	the Mortgages;

(h)	the General Assignments;

(i)	any Charterparty Assignments;

(j)	the Approved Manager’s Undertakings;

(k)	the Side Letter; and

(l)
any other document (whether creating a Security Interest or not) which is executed at any time by a Borrower, the Corporate Guarantor, any Approved Manager or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the other documents referred to in this definition and, in the singular, means any of them.

“Financial Indebtedness” means, in relation to a person (the “debtor”), any actual or contingent liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)
under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap, exchange or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)	under receivables sold or discounted (other than any receivables to the extent that they are sold on a non-recourse basis); or

(g)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (f) if the references to the debtor referred to the other person.

“Financial Year” means, in relation to each of the Borrowers and the Corporate Guarantor, each period of one year commencing on 1 January in respect of which its individual or, as the case may be, consolidated accounts are or ought to be prepared.

“General Assignment” means, in relation to a Ship, a general assignment of (inter alia) the Earnings, the Insurances and any Requisition Compensation relative to that Ship in the Agreed Form and, in the plural, means all of them.

“Group” means the Corporate Guarantor and its direct and indirect subsidiaries from time to time, including, without limitation, the Borrowers and “member of the Group” shall be construed accordingly.

“IACS” means the International Association of Classification Societies.

“Initial Market Value” means, in relation to each Ship, the Market Value thereof calculated in accordance with the valuation relative thereto referred to in paragraph 4 of Schedule 3 (Condition Precedent Documents), Part B.

“Instalment” has the meaning given in Clause 8.1 (Amount of Instalments).

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance and reinsurance, policies or contracts, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, its Earnings or otherwise in relation to it whether before, on or after the date of this Agreement; and

(b)
all rights (including, without limitation, any and all rights or claims which the Borrower owning that Ship may have under or in connection with any cut-through clause relative to any reinsurance contract relating to the aforesaid policies or contracts of insurance) and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Period” means each period determined in accordance with Clause 6 (Interest Periods) or selected in accordance with Clause 7 (Default Interest).

“Interpolated Screen Rate” means, in relation to an Interest Period, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than that Interest Period; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds that Interest Period,

each as of the Specified Time on the Quotation Date for that Interest Period.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code.

“Lender” means, subject to Clause 26.6 (Lender re-organisation), a bank or financial institution listed in Schedule 1 (Lenders and Commitments) and acting through its branch indicated in Schedule 1 (Lenders and Commitments) (or through another branch notified to the Agent under Clause 26.15 (Change of lending office)) or its transferee, successor or assign.

“LIBOR” means, for an Interest Period:

(a)	the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on the Screen Rate; or;

(b)	(if no Screen Rate is available for that Interest Period), the applicable Interpolated Screen Rate for that Interest Period; or

(c)
if no Screen Rate is available and it is not possible to calculate an Interpolated Screen Rate for that Interest Period, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest fifth decimal point) of the rate(s) per annum notified to the Agent by each, or if there is only one Reference Bank, that Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the Relevant Interbank Market at that Reference Bank’s request, at or about the Specified Time on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it and, if any such rate is below zero, LIBOR will be deemed to be zero.

“Liquidity Account” means, an account in the joint name of the Borrowers with the Account Bank designated “Cinderella Shipping Co. et al – Liquidity Account”, or any other account (with that or another office of the Account Bank) which replaces such account and is designated by the Agent as that Liquidity Account for the purposes of this Agreement.

“LMA” means the Loan Market Association or any successor organisation.

“Loan” means the principal amount for the time being outstanding under this Agreement.

“LSW 1189” means the London Standard Wording for marine insurances which incorporates the German Direct Mortgage Clause.

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;

“Majority Lenders” means:

(a)	before an Advance is made, Lenders whose Commitments total 66 2/3 per cent. of the Total Commitments; and

(b)	after an Advance is made, Lenders whose Contributions total 66 2/3 per cent. of the Loan.

“Mandated Lead Arranger” means Hamburg Commercial Bank AG, acting in such capacity through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, or any successor.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formula).

“Margin” means 3.10 per cent. per annum.

“Market Value” means, in relation to each Ship, the market value thereof determined in accordance with Clause 15.3 (Valuation of Ships).

“Material Adverse Change” means any event or series of events which, in the opinion of the Majority Lenders, is likely to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, property, assets, liabilities, operations or condition (financial or otherwise) of a Borrower and/or any Security Party taken as a whole;

(b)	the ability of a Borrower and/or any Security Party to (i) comply with or perform any of its obligations or (ii) discharge any of its liabilities, under any Finance Document as they fall due; or

(c)	the validity, legality or enforceability of any Finance Document.

“Maximum Advance Amount” means:

(a)	in respect of Advance A, an amount up to the lesser of (i) $10,750,000 and (ii) 50 per cent. of the Initial Market Value of the Ship A; and

(b)	in respect of each of Advance B, Advance C and Advance D, an amount up to the lesser of (i) $10,000,000 and (ii) 50 per cent. of the Initial Market Value of the Ship to which that Advance relates.

“Minimum Liquidity” has the meaning given in Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity).

“Mortgage” means, in relation to each Ship, the first preferred or, as the case may be, priority ship mortgage on that Ship in the Agreed Form and, in the plural, means all of them.

“Mortgaged Ship” means a Ship which is subject to a Mortgage at the relevant time and, in the plural, means all of them.

“Negotiation Period” has the meaning given in Clause 5.10 (Negotiation of alternative rate of interest).

“Notifying Lender” has the meaning given in Clause 21.2 (Break Costs), Clause 23.1 (Illegality) or Clause 24.1 ( Increased costs ) as the context requires.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Payment Currency” has the meaning given in Clause 21.6 (Currency indemnity).

“Permitted Holder” the person disclosed in the Side Letter as being the person having control (as such term is defined in paragraph (c) of the definition of “Change of Control”) of the Corporate Guarantor as at the date of this Agreement;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than one month’s prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(d) (Restrictions on chartering, appointment of managers etc);

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 (Insurance ) or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (a) or (c).

“Pertinent Jurisdiction” in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company has the centre of its main interests or which the company’s central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as a main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c).

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default.

“Prepayment Date” has the meaning given in Clause 15.2 (Prepayment; provision of additional security).

“Prepayment Notice” has the meaning given in Clause 8.5(b) (Conditions for voluntary prepayment).

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the Relevant Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period.

“Reference Banks” means, subject to Clause 26.18 (Replacement of a Reference Bank), together, the Hamburg branch of Hamburg Commercial Bank AG, the head office of any other bank which is a Lender at the relevant time (unless such Lender has advised the Agent in writing that it does not wish to be a Reference Bank) and any of their respective successors.

“Relevant Interbank Market” means the London interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Person” has the meaning given in Clause 19.9 (Relevant Persons).

“Repayment Date” means a date on which a repayment is required to be made under Clause 8 (Repayment and Prepayment).

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Lenders, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Lenders, an appropriate successor to a Screen Rate.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Retention Account” means an account in the joint names of the Borrowers with the Account Bank designated” Liono Shipping Co., Snoopy Shipping Co., Cinderella Shipping Co. and Luffy Shipping Co. – Retention Account”, or any other account (with that or another office of the Account Bank) which replaces this account and is designated by the Agent as the Retention Account for the purposes of this Agreement.

“Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Lenders, materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)
the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)
the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lenders) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 15 Business Days; or

(d)	in the opinion of the Lenders, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Secured Liabilities” means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Security Cover Ratio” means, at any relevant time, the aggregate of (i) the aggregate of the Market Value of the Mortgaged Ships, (ii) the Dry Docking Reserve Amount standing to the credit of the Dry Dock Reserve Account and (iii) the net realisable value of any additional security provided at that time under Clause 15 (Security Cover), at that time expressed as a percentage of the Loan.

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Security Party” means:

(a)	the Corporate Guarantor;

(b)	Castor Ships;

(c)	Pavimar S.A.; and

(d)
any other person (except a Creditor Party and any other manager which is not a member of the Group) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the final paragraph of the definition of “Finance Documents”.

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the other Creditor Parties that:

(a)	all amounts which have become due for payment by a Borrower or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)
neither a Borrower nor any Security Party has any future or contingent liability under Clauses 20 (Fees and Expenses), 21 (Indemnities) or 22 (No Set-Off or Tax Deduction) or any other provision of this Agreement or another Finance Document; and

(d)
the Agent, the Mandated Lead Arranger, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

“Security Trustee” means Hamburg Commercial Bank AG, acting in such capacity through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, or any successor of it appointed under clause 5 of the Agency and Trust Agreement.

“Servicing Bank” means the Agent or the Security Trustee.

“Side Letter” means a letter dated on or about the date of this Agreement specifying the person having control (as such term is defined in paragraph (c) of the definition of “Change of Control”) of the Corporate Guarantor as at the date of this Agreement to be executed by the Agent, the Borrowers and the Corporate Guarantor in the Agreed Form;

“Ship” means each of Ship A, Ship B, Ship C and Ship D and, in the plural, means all of them.

“Ship A” means the Kamsarmax bulk carrier vessel of 83,375 dwt currently registered in the ownership of Borrower A with IMO number 9442407 under the Marshall Islands flag in accordance with the laws of the relevant Approved Flag State with the name “MAGIC THUNDER”.

“Ship B” means the Kamsarmax bulk carrier vessel of 80,281 dwt currently registered in the ownership of Borrower B with IMO number 9471264 under the Marshall Islands flag in accordance with the laws of the relevant Approved Flag State with the name “MAGIC NEBULA”.

“Ship C” means the Panamax bulk carrier vessel of 74,940 dwt currently registered in the ownership of Borrower C with IMO number 9597331 under the Marshall Islands flag in accordance with the laws of the relevant Approved Flag State with the name “MAGIC ECLIPSE”.

“Ship D” means the Kamsarmax bulk carrier vessel of 80,283 dwt currently registered in the ownership of Borrower D with IMO number 9545285 under the Marshall Islands flag in accordance with the laws of the relevant Approved Flag State with the name “MAGIC TWILIGHT”.

“Specified Time” means 11.00 a.m. London time.

“Subordinated Creditor” means a Borrower, a Security Party or any other person who becomes a Subordinated Creditor in accordance with this Agreement.

“Subordinated Debt” in relation to a Subordinated Creditor, has the meaning given to it in the Subordination Agreement entered into by that Subordinated Creditor.

“Subordinated Debt Security” means a document creating a Security Interest in relation to any Subordinated Debt in the Agreed Form.

“Subordination Agreement” means a subordination agreement entered into or to be entered into by a Subordinated Creditor, a Borrower, a Security Party and the Security Trustee in the Agreed Form.

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full or part consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority unless it is within one month from the date of such occurrence redelivered to the full control of the Borrower owning that Ship;

(c)	any condemnation of that Ship by any tribunal or by any person or person claiming to be a tribunal; and

(d)	any arrest, capture, seizure, confiscation or detention of that Ship (including any hijacking or theft) unless it is within one month redelivered to the full control of the Borrower owning that Ship.

“Total Loss Date” means, in relation to a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning that Ship with that Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Transfer Certificate” has the meaning given in Clause 26.2 (Transfer by a Lender).

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Agreement.

“UK Bail-In Legislation” means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Underlying Document” means any Assignable Charter.

“US” means the United States of America.

“US GAAP” means generally accepted accounting principles in the Unites States.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	a Borrower or a Security Party some or all whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)
any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2	Construction of certain terms

In this Agreement:

“administration notice” means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

“approved” means, for the purposes of Clause 13 (Insurance), approved in writing by the Agent at its discretion;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter or fax;

“excess risks” means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“gross negligence” means a form of negligence which is distinct from ordinary negligence, in which the due diligence and care which are generally to be exercised have been disregarded to a particularly high degree, in which the plainest deliberations have not been made and that which should be most obvious to everybody has not been followed;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3 (Meaning of “month”);

“obligatory insurances” means, in relation to a Ship, all insurances effected, or which the Borrower owning that Ship is obliged to effect, under Clause 13 (Insurance ) or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4 (Meaning of “subsidiary”);

“person” includes any individual, any partnership, any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy” in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls) (1/10/82) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency (monetary or otherwise), department, central bank, regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4 (Meaning of “subsidiary”);

“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of “month”

A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”

A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation

In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)	words denoting the singular number shall include the plural and vice versa; and

(d)	Clauses 1.1 (Definitions) to 1.5 (General Interpretation) apply unless the contrary intention appears.

1.6	Headings

In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility

Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrowers a senior secured term loan facility of up to $40,750,000, in four Advances, Advance A, Advance B, Advance C and Advance D for the purpose stated in the preamble to this Agreement.

2.2	Lenders’ participations in Advances

Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.

2.3	Purpose of Advances

The Borrowers undertake with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement.

3	POSITION OF THE LENDERS

3.1	Interests several

The rights of the Lenders under this Agreement are several.

3.2	Individual right of action

Each Lender shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement without joining the Agent, the Security Trustee or any other Lender as additional parties in the proceedings.

3.3	Proceedings requiring Majority Lender consent

Except as provided in Clause 3.2 (Individual right of action), no Lender may commence proceedings against the Borrowers or any Security Party in connection with a Finance Document without the prior consent of the Majority Lenders.

3.4	Obligations several

The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	a Borrower, any Security Party, any other Lender being discharged (in whole or in part) from its obligations under any Finance Document;

and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement.

4	DRAWDOWN

4.1	Request for an Advance

Subject to the following conditions, the Borrowers may request an Advance to be borrowed by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Hamburg time) three Business Days prior to the relevant Drawdown Date.

4.2	Availability

The conditions referred to in Clause 4.1 (Request for an Advance) are that:

(a)	a Drawdown Date has to be a Business Day during the relevant Availability Period;

(b)	each Advance shall not exceed the relevant Maximum Advance Amount;

(c)	all Advances shall be drawn down on the same Drawdown Date;

(d)
any undrawn portion of the Total Commitments in respect of an Advance to occur, upon the determination of the Initial Market Value of the Ship to which that Advance relates, shall be automatically cancelled as at the Drawdown Date of that Advance; and

(e)	the aggregate amount of the Advances shall not exceed the Total Commitments.

4.3	Notification to Lenders of receipt of a Drawdown Notice

The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Advance to which that Drawdown Notice relates and the relevant Drawdown Date;

(b)	the amount of that Lender’s participation in that Advance; and

(c)	the duration of the first Interest Period in respect of that Advance.

4.4	Drawdown Notice irrevocable

A Drawdown Notice must be signed by a duly authorised signatory of the Borrowers; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Lenders.

4.5	Lenders to make available Contributions

Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrowers the amount due from that Lender on that Drawdown Date under Clause 2.2 (Lenders’ participations in Advances).

4.6	Disbursement of Advance

Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5 (Lenders to make available Contributions ) and that payment to the Borrowers shall be made:

(a)	to the account which the Borrowers specify in the Drawdown Notice; and

(b)	in like funds as the Agent received the payments from the Lenders.

The payment by the Agent under this Clause 4.6 ( Disbursement of Advance ) shall constitute the making of the Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender’s participation in the Advance.

5	INTEREST

5.1	Payment of normal interest

Subject to the provisions of this Agreement, interest on each Advance in respect of each Interest Period relative to that Advance shall be paid by the Borrowers on the last day of that Interest Period.

5.2	Normal rate of interest

Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period relative to that Advance shall be the aggregate of (i) the Margin, (ii) the Mandatory Cost (if any), (iii) LIBOR for that Interest Period and (iv) if a Lender (the “Applicable Lender”) notifies the Agent at least 5 Business Days before the start of that Interest Period that its Cost of Funding exceeds LIBOR (including the amount of such excess) on the Quotation Date for that Interest Period, additionally in respect of that Applicable Lender’s Contribution in the relevant Advance, the Correction Rate applicable to the Applicable Lender for that Interest Period.

5.3	Payment of accrued interest

In the case of an Interest Period of longer than three months (subject to the prior agreement of the Agent in accordance with Clause 6.2(b)) (Duration of normal Interest Periods) accrued interest shall be paid every three months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest

The Agent shall notify the Borrowers and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period,

as soon as reasonably practicable after each is determined.

5.5	Obligation of Reference Banks to quote

A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement unless that Reference Bank ceases to be a Lender pursuant to Clause 26.18 (Replacement of a Reference Bank).

5.6	Absence of quotations by Reference Banks

If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank(s) but if two or more of the Reference Banks fail (or, if at any time there is only one Reference Bank, that Reference Bank fails) to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5 (Interest).

5.7	Market disruption

The following provisions of this Clause 5 (Interest ) apply if:

(a)
no rate is quoted on the Screen Rate, it is not possible to calculate an Interpolated Screen Rate for that Interest Period and two or more of the Reference Banks do not (or, if at any time there is only one Reference Bank, that Reference Bank does not), before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide a quotation to the Agent in order to fix LIBOR; or

(b)
at least three Business Days before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the Relevant Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8	Notification of market disruption

The Agent shall promptly notify the Borrowers and each of the Lenders stating the circumstances falling within Clause 5.7 (Market disruption) which have caused its notice to be given.

5.9	Suspension of drawdown

If the Agent’s notice under Clause 5.8 (Notification of market disruption) is served before an Advance is made:

(a)	in a case falling within Clause 5.7(a) (Market disruption), the Lenders’ obligation to advance that Advance; and

(b)	in a case falling within Clause 5.7(b) (Market disruption), the Affected Lender’s obligation to participate in that Advance,

shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.10	Negotiation of alternative rate of interest

(a)
If the Agent’s notice under Clause 5.8 (Notification of market disruption ) is served after an Advance is borrowed then, subject to Clause 27.4 (Service outside business hours), the Borrowers, the Agent, the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within 30 days after the date on which the Agent serves its notice under Clause 5.8 (Notification of market disruption) (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

(b)
During the Negotiation Period the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the Cost of Funding of the Lenders or (as the case may be) the Affected Lender in Dollars, in each case as determined by the relevant Lender, or in any available currency of their or its Contribution plus the Margin and the Mandatory Cost (if any).

5.11	Application of agreed alternative rate of interest

Subject to Clause 27.4 (Replacement of Screen Rate), any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12	Alternative rate of interest in absence of agreement

If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the procedure provided for in Clause 5.10(b) (Negotiation of alternative rate of interest) shall be repeated at the end of the interest period set by the Agent pursuant to that Clause.

5.13	Notice of prepayment

If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.12 (Alternative rate of interest in absence of agreement), the Borrowers may give the Agent not less than five Business Days’ notice of their intention to prepay the Loan at the end of the interest period set by the Agent.

5.14	Prepayment; termination of Commitments

A notice under Clause 5.13 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrowers’ notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Agent, the Borrowers shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

5.15	Application of prepayment

The provisions of Clause 8 (Repayment and Prepayment ) shall apply in relation to the prepayment.

6	INTEREST PERIODS

6.1	Commencement of Interest Periods

The first Interest Period applicable to an Advance shall commence on the Drawdown Date in respect of that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods

Subject to Clauses 6.3 (Duration of Interest Periods for Instalments ) and 6.4 (Non-availability of matching deposits for Interest Period selected), each Interest Period in respect of each Advance shall be:

(a)	3 months; or

(b)
such other period (as proposed by the Borrowers to the Agent not later than 11:00 a.m. (Hamburg time) 5 Business Days before the commencement of the Interest Period in respect of that Advance) as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers (failing which the Interest Period shall be three months).

6.3	Duration of Interest Periods for Instalments

In respect of an amount due to be repaid under Clause 8 (Repayment and Prepayment) on a particular Repayment Date, an Interest Period in respect of the Advance to which that Repayment Date relates shall end on that Repayment Date.

6.4	Non-availability of matching deposits for Interest Period selected

If, after the Borrowers have proposed and the Lenders have agreed an Interest Period longer than three months, any Lender notifies the Agent by 11.00 a.m. (Hamburg time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Interest Period shall be of three months.

7	DEFAULT INTEREST

7.1	Payment of default interest on overdue amounts

The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 (Default Interest) on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4 (Acceleration of Loan), the date on which it became immediately due and payable.

7.2	Default rate of interest

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2.50 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) (Calculation of default rate of interest) and 7.3(b) (Calculation of default rate of interest); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b) (Calculation of default rate of interest).

7.3	Calculation of default rate of interest

The rates referred to in Clause 7.2 (Default rate of interest) are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)
the aggregate of the Margin, any Correction Rate and the Mandatory Cost (if any) plus, in respect of successive Interest Periods of any duration (including at call) up to three months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such Interest Period are not being made available to any Reference Bank by leading banks in the Relevant Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4	Notification of interest periods and default rates

The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 (Calculation of default rate of interest) and of each Interest Period selected by the Agent for the purposes of paragraph 7.3(b) (Calculation of default rate of interest) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent’s notification.

7.5	Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the Interest Period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest

Any such interest which is not paid at the end of the Interest Period by reference to which it was determined shall thereupon be compounded.

8	REPAYMENT AND PREPAYMENT

8.1	Amount of Instalments

The Borrowers shall repay:

(a)	Advance A, by:

(i)	20 equal consecutive quarterly instalments, each in the amount of $283,000 (each an “Instalment A” and, together, the “Instalments A”); and

(ii)	a balloon instalment in the amount of $5,090,000 (the “Balloon Instalment A”); and

(b)	Advance B, by:

(i)	20 equal consecutive quarterly instalments (each an “Instalment B” and, together, the “Instalments B”), each in the amount of $299,000; and

(ii)	a balloon instalment (the “Balloon Instalment B”) in the amount of $4,020,000,

(c)	Advance C, by:

(i)	20 equal consecutive quarterly instalments (each an “Instalment C” and, together, the “Instalments C”), each in the amount of $273,000; and

(ii)	a balloon instalment (the “Balloon Instalment C”) in the amount of $4,540,000,

(d)	Advance D, by:

(i)
20 equal consecutive quarterly instalments (each an “Instalment D” and, together, the “Instalments D” and, together with the Instalments A, the Instalments B and the Instalments C, the “Instalments” and each an “Instalment”), each in the amount of $299,000; and

(ii)
a balloon instalment (the “Balloon Instalment D” and, together with the Balloon Instalment A, the Balloon Instalment B and the Balloon Instalment C the “Balloon Instalments” and each a “Balloon Instalment”) in the amount of $4,020,000,

Provided that, if the amount advanced in respect of an Advance is less than the Maximum Advance Amount relating to that Advance, the aggregate amount of the Instalments and the Balloon Instalment in respect of that Advance shall be reduced by an amount equal to the undrawn amount on a pro rata basis.

8.2	Repayment Dates

The first Instalment in respect of each Advance shall be repaid on the date falling three months after the Drawdown Date in respect of that Advance, each subsequent Instalment shall be repaid at three-monthly intervals thereafter and the last Instalment in respect of that Advance, shall be repaid together with the Balloon Instalment in respect of that Advance, latest on the relevant Final Repayment Date.

8.3	Final Repayment Date

On the Final Repayment Date, in respect of the last Advance to be drawn down pursuant to this Agreement, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment

Subject to the following conditions, the Borrowers may prepay the whole or any part of the Loan on the last day of an Interest Period.

8.5	Conditions for voluntary prepayment

The conditions referred to in Clause 8.4 (Voluntary prepayment) are that:

(a)	a partial prepayment shall be in an amount equal to an Instalment or a higher integral multiple thereof;

(b)
the Agent has received from the Borrowers at least five Business Days’ prior irrevocable written notice (each, a “Prepayment Notice”) specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)
the Borrowers have provided evidence satisfactory to the Agent that any consent required by any Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects any Borrower or any Security Party has been complied with; and

(d)	the Borrowers are in compliance with Clause 8.10 (Amounts payable on prepayment) on or prior to the date of prepayment.

8.6	Optional facility cancellation

The Borrowers shall be entitled, upon giving to the Agent not less than five Business Days’ prior written notice, to cancel, in whole or in part (and, if in part, by an amount not less than a multiple integral amount of an Instalment (or such other amount acceptable to the Agent in its sole discretion)), the undrawn balance of the Total Commitments (the “Cancellation Notice”) which notice shall be irrevocable and shall, at the option of the Borrowers, specify whether such cancellation will be applied against a specific Advance, in which case the Borrowers will specify the Advance against which that cancellation should be applied.  A failure by the Borrowers to make such a designation, in circumstances where all Advances have been made, shall result in the cancellation being applied against all Advances proportionately.  Upon such cancellation taking effect on expiry of a Cancellation Notice the several obligations of the Lenders to make their respective Commitments available in relation to the portion of the Total Commitments to which such Cancellation Notice relates shall terminate.

8.7	Cancellation Notice or Prepayment Notice

The Agent shall notify the Lenders promptly upon receiving a Cancellation Notice or Prepayment Notice, and shall provide, in the case of a Prepayment Notice, any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.5(c) (Conditions for voluntary prepayment).

8.8	Mandatory prepayment

(a)	The Borrowers shall be obliged to prepay the Relevant Amount if a Ship:

(i)	is sold, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(ii)	becomes a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

(b)
Any surplus, after the prepayment of the Relevant Amount (plus any additional costs due pursuant to Clause 8.10 (Amounts payable on prepayment)), shall be for the account of the Borrowers Provided that no Event of Default has occurred and is continuing at the relevant time or will occur as a result of the release of such surplus to the Borrowers.

In this Clause 8.8 (Mandatory prepayment):

“Relevant Amount” means an amount equal to the greater of:

(i)	the Advance to which the Ship being sold or which has become a Total Loss relates; and

(ii)
an amount (if any) which after the application of the prepayment to be made pursuant to Clause 8.11(b) (Application of partial prepayment or cancellation) results in the Security Cover Ratio being the greater of (A) 130 per cent. and (B) the percentage which applied immediately prior to the applicable event described in paragraph (i) or (ii) of this Clause 8.8 (Mandatory prepayment).

8.9	Effect of Prepayment Notice and Cancellation Notice

Neither a Prepayment Notice nor a Cancellation Notice may be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and:

(a)	in the case of a Prepayment Notice, the amount specified in that Prepayment Notice shall become due and payable by the Borrowers on the date for prepayment specified in that Prepayment Notice; and

(b)	in the case of a Cancellation Notice, the amount cancelled shall be permanently cancelled and may not be borrowed.

8.10	Amounts payable on prepayment

A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 (Indemnities) or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.2 (Break Costs) but without premium or penalty.

8.11	Application of partial prepayment or cancellation

Each partial prepayment shall be applied:

(a)
if made pursuant to Clauses 5.13 (, Notice of prepayment ) 8.4 (Voluntary prepayment), 15.2 (Prepayment; provision of additional security), 19.2 ( Actions following an Event of Default), 23.3 (Prepayment; termination of Commitment) or 24.6 (Prepayment; termination of Commitment) proportionately between each Advance and within each Advance pro rata against the Instalments and the Balloon Instalment of each Advance;

(b)
if made pursuant to Clause 8.8 ( Mandatory prepayment), first towards full repayment of the Advance related to the Ship being sold or which has become a Total Loss, thereafter towards pro-rata reduction of the remaining Advances and within such Advance, pro rata against the Instalments in respect of that Advance which are at the time being outstanding and the Balloon Instalment of such Advance.

8.12	No reborrowing

No amount prepaid or cancelled may be (re)borrowed.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default

Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)	that, on or before the service of the Drawdown Notice, the Agent receives the documents described in Part A of Schedule 3 in form and substance satisfactory to the Agent and its lawyers;

(b)	that, on the Drawdown Date but prior to the making of the Advance, the Agent receives;

(i)	the documents described in Part B of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers;

(ii)	in the case of the first Drawdown Notice to be served under this Agreement, the structuring fee payable pursuant to Clause 20.1(a) (Structuring and commitment fees);

(iii)	payment of any commitment fee payable pursuant to Clause 20.1(b) (Structuring and commitment fees); and

(iv)	payment of any expenses payable pursuant to Clause 20.2 (Costs of negotiation, preparation etc.) which are due and payable on the Drawdown Date to which that Drawdown Notice relates;

(c)	that both at the date of each Drawdown Notice and at the relevant Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the relevant Advance;

(ii)
the representations and warranties in Clause 10 (General) and those of either Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 5.7 (Market disruption) has occurred and is continuing; and

(iv)	there has been no Material Adverse Change; and

(d)
that, if the Security Cover Ratio were applied immediately following the making of an Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(e)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrowers prior to the relevant Drawdown Date.

9.2	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 (Documents, fees and no default ) are satisfied, the Borrowers shall ensure that those conditions are satisfied within five Business Days after the relevant Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General

Each Borrower represents and warrants to each Creditor Party as follows.

10.2	Status

Each Borrower is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands and no Borrower or Security Party is a US Tax Obligor.

10.3	Share capital and ownership

Each Borrower is authorised to issue 500 registered shares of no par value, all of which shares have been issued, and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Corporate Guarantor.

10.4	Corporate power

Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Underlying Documents to which it is a party and to maintain its Ship in its ownership under the applicable Approved Flag;

(b)	to execute the Finance Documents to which that Borrower is a party; and

(c)	to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which that Borrower is a party.

10.5	Consents in force

All the consents referred to in Clause 10.4 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation.

10.6	Legal validity; effective Security Interests

The Finance Documents to which each Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute that Borrower’s legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)
create legal, valid and binding Security Interests (having the priority specified in the relevant Finance Document) enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate, subject to any relevant insolvency laws affecting creditors’ rights generally.

10.7	No third party Security Interests

Without limiting the generality of Clause 10.6 (Legal validity; effective Security Interests), at the time of the execution and delivery of each Finance Document to which each Borrower is a party:

(a)	that Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No conflicts

The execution by each Borrower and each other Security Party of each Finance Document and each Underlying Document to which it is a party, and the borrowing by that Borrower (together with the other Borrower) of the Loan (or any part thereof), and its compliance with each Finance Document and each Underlying Document to which it is a party:

(a)	will not involve or lead to a contravention of:

(i)	any law or regulation; or

(ii)	the constitutional documents of that Borrower or other Security Party; or

(iii)	any contractual or other obligation or restriction which is binding on that Borrower or other Security Party or any of its assets, and

(b)	will not have a Material Adverse Effect; and

(c)	is for the corporate benefit of that Borrower or each other Security Party.

10.9	No withholding taxes

All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10	No default

No Event of Default or Potential Event of Default has occurred.

10.11	Information

All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5 (Information provided to be accurate); all audited and unaudited accounts and financial statements which have been so provided satisfied the requirements of Clause 11.7 (Form of financial statements) and are true, correct and not misleading and present fairly and accurately the financial position of the Borrowers the Corporate Guarantor or the Group (as the case may be); and there has been no change in the financial position or state of affairs of either Borrower, the Corporate Guarantor or the Group (or any member thereof) from that disclosed in the latest of those accounts which is likely to have a Material Adverse Effect.

10.12	No litigation

No legal or administrative action involving either Borrower or any Security Party (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to either Borrower’s knowledge, is likely to be commenced or taken which would, in either case, be likely to have a Material Adverse Effect.

10.13	Validity and completeness of the Underlying Documents

Each of the Underlying Documents constitutes valid, binding and enforceable obligations of the parties thereto in accordance with its terms and:

(a)	each of the copies of the Underlying Documents delivered to the Agent before the date of this Agreement is a true and complete copy; and

(b)	no amendments or additions to an Underlying Document have been agreed nor has any party which is the party to an Underlying Document waived any of its respective rights thereunder.

10.14	Compliance with certain undertakings

At the date of this Agreement, the Borrowers are in compliance with Clauses 11.2 (Title and negative pledge), 11.4 (No other liabilities or obligations to be incurred), 11.9 (Consents), 11.13 (Principal place of business), 13 (Insurance), 14.3   (Repair and classification ) and 14.10 (Compliance with laws etc).

10.15	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to a Borrower or a third party in connection with the purchase by that Borrower of its Ship, other than as disclosed to the Agent in writing on or prior to the date of this Agreement.

10.16	Taxes paid

Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned by it.

10.17	ISM Code and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Corporate Guarantor, the Approved Managers and the Ships have been complied with.

10.18	No Money laundering

(a)
Neither Borrower and, to the extent applicable, no Security Party has, in connection with this Agreement or any of the other Finance Documents, contravened, or permitted any subsidiary to contravene, any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Union of 20 May 2015) and any comparable US federal and state laws.

(b)
Each Borrower confirms to the Agent that it is the beneficiary within the meaning of the German Anti Money Laundering Act (Gesetz über das Aufspüren von Gewinnen aus schweren Straftaten (Geldwäschegesetz)), acting for its own account and not for or on behalf of any other person for each part of the Loan made or to be made available to it under this Agreement (that is to say, it acts for its own account and not for or on behalf of anyone else).

10.19	No immunity

No Borrower nor any of its assets is entitled to immunity on grounds of sovereignty or otherwise from any legal action or proceeding (including, without limitation, suit, attachment prior to judgement, execution or other enforcement).

10.20	Choice of law

The choice of the laws of England to govern this Agreement and those other Finance Documents which are expressed to be governed by the laws of England, the laws of Germany to govern the Account Pledges and the laws of the applicable Approved Flag State to govern the Mortgages, constitutes a valid choice of law and the submission by the Borrowers or, as the case may be, the relevant Security Parties thereunder to the jurisdiction of the Courts of England and, in the case of each Account Pledge, Germany or, in the case of the Mortgages, the applicable Approved Flag State is a valid submission and does not contravene the laws of England or, in the case of each Account Pledge, Germany or, in the case of the Mortgages, the applicable Approved Flag State or the laws of any other Pertinent Jurisdiction, will be applied by the courts of any Pertinent Jurisdiction if this Agreement or those other Finance Documents or any claim thereunder comes under their jurisdiction upon proof of the relevant provisions of the laws of England or, in the case of each Account Pledge, Germany or, in the case of the Mortgages, the applicable Approved Flag State.

10.21	Pari passu ranking

The obligations of each Borrower and Security Party under the Finance Documents to which it is a party are direct, general and unconditional obligations and rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

10.22	Repetition

The representations and warranties in this Clause 10 (General) shall be deemed to be repeated by the Borrowers:

(a)	on the date of service of each Drawdown Notice;

(b)	on each Drawdown Date; and

(c)
with the exception of Clauses 10.9 (No withholding taxes) and 10.14, (ompliance with certain undertakings) on the first day of each Interest Period and on the date of any Compliance Certificate issued pursuant to Clause 11.21 (Compliance Certificate), as if made with reference to the facts and circumstances existing on each such day.

11	GENERAL UNDERTAKINGS

11.1	General

Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 (General Undertakings) at all times during the Security Period except as the Agent, acting with the authorisation of the Majority Lenders, may otherwise permit in writing.

11.2	Title and negative pledge

Each Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in its Ship, her Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

(b)	not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future.

11.3	No disposal of assets

Neither Borrower will transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,

but paragraph (a) does not apply to any charter of a Ship.

11.4	No other liabilities or obligations to be incurred

Neither Borrower will incur any liability or obligation (including, without limitation, any Financial Indebtedness or any obligations under a guarantee) except:

(a)	liabilities and obligations under the Finance Documents and the Underlying Documents to which it is or, as the case may be, will be a party; and

(b)
liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Ship owned by it (including, without limitation, any Financial Indebtedness and other indebtedness owing to its shareholders subject to the relevant Borrower ensuring on or prior to the Drawdown Date, that the rights of each creditor thereunder are fully subordinated in writing pursuant to a Subordination Agreement).

11.5	Information provided to be accurate

All financial and other information, including but not limited to factual information, exhibits and reports, which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true, correct and not misleading and will not omit any material fact or consideration.

11.6	Provision of financial statements

Each Borrower will send or procure that there are sent to the Agent:

(a)
as soon as possible, but in no event later than 180 days after the end of each Financial Year of that Borrower and the Corporate Guarantor, the individual unaudited annual management accounts of that Borrower and the consolidated audited annual financial statements of the Corporate Guarantor (commencing with the financial statements for the Financial Year which ended on 31 December 2021); and

(b)
as soon as possible, but in no event later than 90 days after the first 6-month period ending on 30 June in each Financial Year of that Borrower or, as the case may be, the Corporate Guarantor, the semi-annual individual unaudited management accounts in respect of that Borrower or, in the case of the Corporate Guarantor, the semi-annual consolidated unaudited management accounts of the Group, in each case, for that 6-month period (commencing with the financial statements for the 6-month period ending on 30 June 2021), duly certified as to their correctness by the chief financial officer of the Corporate Guarantor; and

(c)
promptly after each request by the Agent, such further financial or other information in respect of that Borrower, each Ship and the Corporate Guarantor (including, without limitation, any information regarding any sale and purchase agreements, investment brochures, shipbuilding contracts, charter agreements and operational expenditures for the Ships) as may be requested by the Agent.

11.7	Form of financial statements

All accounts delivered under Clause 11.6 (Provision of financial statements) will:

(a)
be prepared in accordance with all applicable laws and US GAAP and, in the case of any audited financial statements, be certified by an independent and reputable auditor selected and appointed by the relevant Borrower or the Corporate Guarantor;

(b)
give a true and fair view of the state of affairs of each Borrower, the Corporate Guarantor and the Group at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of each Borrower, the Corporate Guarantor and the Group and each of its subsidiaries.

11.8	Shareholder and creditor notices

Each Borrower will send the Agent promptly upon its request copies of all communications which are despatched to that Borrower’s shareholders or creditors or any class of them.

11.9	Consents

Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for that Borrower to perform its obligations under any Finance Document or any Underlying Document to which it is a party;

(b)	for the validity or enforceability of any Finance Document or any Underlying Document to which it is a party;

(c)	for that Borrower to continue to own and operate the Ship owned by it,

and that Borrower will comply with the terms of all such consents.

11.10	Maintenance of Security Interests

Each Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11	Notification of litigation

Each Borrower will provide the Agent with details of any legal or administrative action involving that Borrower, the Ship owned by it, the Earnings or the Insurances in respect of that Ship, any Security Party or the Approved Managers, as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot have a Material Adverse Effect, and each Borrower shall procure that all reasonable measures are taken to defend any such legal or administrative action.

11.12	No amendment to Underlying Documents

The Borrowers will not waive or fail to enforce, the Underlying Documents to which it is a party or any of its provisions and promptly notify the Agent of any amendment or supplement to any Underlying Document.

11.13	Principal place of business

Each Borrower will maintain its place of business, and keep its corporate documents and records, at the address of Castor Ships as indicated in Clause 28.2 (Addresses for communications); and no Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than Greece.

11.14	Confirmation of no default

Each Borrower will, within two Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by an officer of that Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 11.14 (Confirmation of no default) from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if no Advances have been made) Commitments exceeding 10 per cent. of the Total Commitments; and this Clause 11.14 (Confirmation of no default) does not affect the Borrowers’ obligations under Clause 11.15 (Notification of default).

11.15	Notification of default

Each Borrower will notify the Agent as soon as that Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will keep the Agent fully up-to-date with all developments.

11.16	Provision of further information

Each Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to that Borrower, the Ship owned by it, the Earnings or the Insurances; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document,

which may be reasonably requested by the Agent, the Security Trustee or any Lender at any time.

11.17	Provision of copies and translation of documents

Each Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide one copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrowers will provide a certified English translation prepared by a translator approved by the Agent.

11.18	“Know your customer” checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the composition of the shareholders of the Borrowers or any Security Party (other than Castor Ships) after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

11.19	Minimum Liquidity and Additional Minimum Liquidity

(a)	Subject to paragraph (c) below, the Borrowers shall maintain in the Liquidity Account:

(i)
credit balances in an aggregate amount of not less than $350,000 in respect of each Mortgaged Ship ($1,400,000 in aggregate) (“Minimum Liquidity”) commencing from the Drawdown Date and at all times thereafter throughout the remainder of the Security Period;

(ii)
in addition to the amount required to be maintained under paragraph (a) of this Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity), an aggregate amount of not less than $250,000 in respect of each Mortgaged Ship ($1,000,000 in aggregate, the “Additional Minimum Liquidity”) commencing from the Drawdown Date and at all times thereafter up to the Repayment Date of the fourth Instalment in relation to each Advance, at which time, the Additional Minimum Liquidity shall be released upon written request to or to the order of the Borrowers (following the full repayment of the fourth Instalment in respect of each Advance) subject to the terms of paragraph (c) below.

(b)	The Liquidity Account shall be secured under the applicable Account Pledge and remain blocked.

(c)
Subject to the Agent’s prior written consent and at the Agent’s absolute discretion, each Borrower may request to utilise the whole or any part of the Additional Minimum Liquidity relating to the Ship owned by that Borrower if, at the end of a Relevant Period, there is a Cash Shortfall and provided that:

(A)	no Event of Default has occurred at the relevant time; and

(B)
that part of the Additional Minimum Liquidity which is released from the Liquidity Account (the “Released Amount”) pursuant to this Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity) is utilised by the relevant Borrower only for the purpose of paying the Debt Service; and

(C)	that Borrower provides the Agent with the most recent quarterly management accounts evidencing such Cash Shortfall.

(d)	In this Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity):

“Cash Shortfall” means, in relation to a Ship during a Relevant Period, the amount by which the aggregate Operating Expenses and the Debt Service of that Ship exceed the aggregate Earnings of that Ship, in each case, during the Relevant Period, as determined by the Majority Lenders, in their sole and absolute discretion;

“Operating Expenses” means, in relation to a Ship, the aggregate expenditure incurred by the Borrower which is the owner of that Ship in chartering, operating, crewing, insuring, maintaining, repairing and generally trading that Ship including management fees and commissions as evidenced by the most recent quarterly management accounts as provided by the relevant Borrower to the Agent pursuant to paragraph (c) of this Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity);

“Relevant Period” means each 3-month period during the Security Period, the first of which shall commence on the Drawdown Date and end 3 months thereafter with each subsequent period commencing at 3-monthly intervals thereafter.

11.20	Dry Docking Reserve Amount

(a)
Each Borrower undertakes with each Creditor Party that, from the date falling three months after the Drawdown Date and at quarterly intervals thereafter during the Security Period, in respect of each Mortgaged Ship, an amount of $20,000 per Ship ($80,000 in aggregate) (collectively, the “Dry Docking Reserve Amount”) is deposited to the Dry Dock Reserve Account.

(b)	The Dry Dock Reserve Account shall be secured under the Account Pledge and, subject to paragraph (d) below, remain blocked thereon.

(c)
The Dry Docking Reserve Amount in respect of a Ship shall be released to the Borrower owning that Ship only for the payment of any costs incurred in relation to the next dry docking and special survey of that Ship (such costs, together, the “Dry Docking Expenses”) and subject to, in each case:

(A)
the Borrowers previously delivering to the Agent, in form and substance satisfactory to the Agent, copies of the invoices and/or proforma invoices to be paid (partially or in full out of the Dry Docking Reserve Amount) in respect of the Dry Docking Expenses; and

(B)	no Event of Default or Potential Event of Default having occurred and being continuing at the relevant time or resulting from the release of the Dry Docking Reserve Amount.

Upon completion of each of the dry docking and special survey referred to in paragraph (c) above, the Borrowers shall promptly deliver to the Agent evidence satisfactory to it that such dry docking and special survey has been completed.

(d)
If a Ship is sold and all amounts payable pursuant to Clause 8.8 (Mandatory prepayment) in connection with such sale have been paid by the Borrowers or the Advance relating to that Ship has been fully prepaid before the completion of the dry docking and special survey in respect of that Ship, the relevant portion of the Dry Docking Reserve Amount in relation to that dry docking and special survey will be released to the Borrowers Provided that no Event of Default or Potential Event of Default has occurred and is continuing at the relevant time or will result from such release.

11.21	Compliance Certificate

(a)
The Borrowers shall supply to the Agent, together with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 11.6 (Provision of financial statements), a Compliance Certificate (commencing with the financial statements to be provided for the 6-month period ending on 30 June 2021).

(b)
Each Compliance Certificate shall be duly signed by a senior officer of the Borrowers, evidencing (inter alia) the Borrower’s compliance (or not, as the case may be) with the provisions of Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity), 11.20 (Dry Docking Reserve Amount) and Clause 15.1 (Minimum required security cover).

11.22	No Money laundering

(a)	Each Borrower:

(i)
will not, and will procure that no Security Party, to the extent applicable, will, in connection with this Agreement or any of the other Finance Documents, contravene, or permit any subsidiary to contravene, any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Union of 20 May 2015) and any comparable US federal and state laws; and

(ii)
shall further submit any documents and declarations on request, if such documents or declarations are required by any Creditor Party to comply with its domestic money laundering and/or legal identification requirements.

(b)	Each Borrower:

(i)
shall confirm to the Agent that it is the beneficiary within the meaning of the German Anti Money Laundering Act (Gesetz über das Aufspüren von Gewinnen aus schweren Straftaten (Geldwäschegesetz)), acting for its own account and not for or on behalf of any other person for each part of the Loan made or to be made available to it under this Agreement (that is to say, it acts for its own account and not for or on behalf of anyone else); and

(ii)	will promptly inform the Agent by written notice, if it is not or ceases to be the beneficiary and will provide in writing the name and address of the beneficiary.

(c)	The Agent shall promptly notify the Lenders of any written notice it receives under sub-paragraph (b)(ii) above.

12	CORPORATE UNDERTAKINGS

12.1	General

Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 (Corporate Undertakings) at all times during the Security Period except as the Agent, acting with the authorisation of the Majority Lenders, may otherwise permit in writing.

12.2	Maintenance of status

Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

12.3	Negative undertakings

Neither Borrower will:

(a)	change the nature of its business or carry on any business other than the ownership, chartering and operation of the Ship owned by it;

(b)

(i)	pay any dividend or make any other form of distribution if:

(A)	an Event of Default or a Potential Event of Default has occurred and is continuing at the relevant time; or

(B)	an Event of Default will result from the payment of a dividend or the making of any other form of distribution,

provided that if there is a Cash Shortfall and the Borrowers have utilised a Released Amount pursuant to paragraph (c) of Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity), the Borrowers shall only be permitted to declare or pay a dividend or make any other form of distribution if:

(A)	no Event of Default or a Potential Event of Default has occurred and is continuing at the relevant time; or

(B)	no Event of Default will result from the payment of a dividend or the making of any other form of distribution; and

(C)
and at all times up to the Repayment Date of the fourth Instalment in relation to each Advance, the Additional Minimum Liquidity standing to the credit of the Liquidity Account has been restored, pursuant to paragraph (c) of Clause 11.19 (Minimum Liquidity), to at least an amount equal to the Additional Minimum Liquidity at the time of such declaration, payment and/or distribution.

(c)	effect any form of redemption, purchase or return of its issued shares;

(d)	repay any Subordinated Debt;

(e)	provide any form of credit or financial assistance (including any guarantee or indemnity) to:

(i)	a person who is directly or indirectly interested in that Borrower’s share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms’ length;

(f)	enter into any material agreement other than:

(i)	the Finance Documents and the Underlying Documents; or

(ii)	any other agreement expressly allowed under any other term of this Agreement;

(g)	open or maintain any account with any bank or financial institution except accounts with the Agent, the Account Bank and the Security Trustee for the purposes of the Finance Documents;

(h)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued shares and/or number of shares it is authorised to issue;

(i)	change its Financial Year;

(j)
acquire any shares or other securities other than short term debt obligations or Treasury bills issued by the US, the UK or a Participating Member State and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative; or

(k)	allow a Change of Control; or

(l)	enter into any form of amalgamation, merger or de-merger, acquisition, divesture, split-up or any form of reconstruction or reorganisation.

12.4	Corporate Guarantor’s subsidiaries

The Borrowers shall provide the Agent on or before the date of this Agreement with a list of each member of the Group at the date of this Agreement and shall promptly advise the Agent in writing of any amendments to such list.

13	INSURANCE

13.1	General

Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 (Insurance) at all times during the Security Period except as the Agent, acting with the authorisation of the Majority Lenders, may otherwise permit in writing.

13.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at the expense of that Borrower against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks (including, without limitation, protection and indemnity war risks with a separate limit not less than hull value of the relevant Ship);

(c)
protection and indemnity risks (including, without limitation, protection and indemnity war risks in excess of the amount for war risks (hull) and oil pollution liability risks) in each case in the highest amount available in the international insurance market; and

(d)
any other risks the insurance of which the Security Trustee (acting on the instructions of the Majority Lenders), having regard to practices, recommendations and other circumstances prevailing at the relevant time, may from time to time require by notice to that Borrower.

13.3	Terms of obligatory insurances

Each Borrower shall effect such insurances in such amounts in such currency and upon such terms and conditions (including, without limitation, any LSW 1189 or any other, in the opinion of the Security Trustee, comparable mortgage clause) as shall from time to time be approved in writing by the Security Trustee in its sole discretion, but in any event as follows:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, on an agreed value basis in an amount equal to at least the higher of:

(i)	an amount which is equal to 120 per cent. of the aggregate of:

(A)	the Advance relating to the Ship owned by it: and

(B)	the aggregate principal amount secured by Permitted Security Interests over that Ship which have a prior ranking to the Security Interests created by the Finance Documents; and

(ii)	the Market Value of that Ship;

(c)
in the case of oil pollution liability risks, for an amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the International Group of Protection and Indemnity Clubs) and the international marine insurance market (currently $1,000,000,000 for any one accident or occurrence);

(d)	in relation to protection and indemnity risks in respect of the full value and tonnage of that Ship;

(e)	in relation to war risks insurance, extended to cover piracy and terrorism where excluded under the fire and usual marine risks insurance;

(f)	on approved terms and conditions;

(g)	such other risks of whatever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of a vessel similar to that Ship; and

(h)
through approved brokers and with approved insurance companies and/or underwriters which have a Standard & Poor’s rating of at least BBB- or a comparable rating by any other rating agency acceptable to the Security Trustee (acting on the instructions of the Majority Lenders) or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations which are members of the International Group of Protection and Indemnity Clubs.

13.4	Further protections for the Creditor Parties

In addition to the terms set out in Clause 13.3 (Terms of obligatory insurances), each Borrower shall and shall procure that:

(a)
it and any and all third parties who are named assured or co-assured under any obligatory insurance shall assign their interest in any and all obligatory insurances and other Insurances if so required by the Agent;

(b)
whenever the Security Trustee requires, the obligatory insurances name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation they may have under any applicable law against the Security Trustee but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)
the interest of the Security Trustee as assignee and as loss payee shall be duly endorsed on all slips, cover notes, policies, certificates of entry or other instruments of insurance in respect of the obligatory insurances;

(d)	the obligatory insurances shall name the Security Trustee as sole loss payee with such directions for payment as the Security Trustee may specify;

(e)
the obligatory insurances shall provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(f)
the obligatory insurances shall provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Security Trustee in respect of any rights or interests (secured or not) held by or available to the Security Trustee in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (f) from making personal claims against persons (other than either Borrower or any Creditor Party) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(g)
the obligatory insurances shall provide that the obligatory insurances shall be primary without right of contribution from other insurances effected by the Security Trustee or any other Creditor Party;

(h)	the obligatory insurances shall provide that the Security Trustee may make proof of loss if that Borrower fails to do so; and

(i)
the obligatory insurances shall provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Security Trustee, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall only be effective against the Security Trustee 14 days (or 7 days in the case of war risks) after receipt by the Security Trustee of prior written notice from the insurers of such cancellation, change or lapse.

13.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 14 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Security Trustee of the brokers, underwriters, insurance companies and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms and conditions of renewal; and

(ii)	seek the Security Trustee’s approval to the matters referred to in paragraph (i);

(b)	at least 7 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all cover notes and policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters of undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4 (Further protections for the Creditor Parties);

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7	Copies of certificates of entry; letters of undertaking

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by that Borrower is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee;

(c)
where required to be issued under the terms of insurance/indemnity provided by that Borrower’s protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Borrower in accordance with the requirements of such protection and indemnity association; and

(d)
a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority or, as the case may be, protection and indemnity associations in relation to that Ship (if applicable).

13.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

13.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Compliance with terms of insurances

Each Borrower shall not do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular it shall:

(a)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c) (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
make (and promptly supply copies to the Agent) of all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which that Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) and, if applicable, shall procure that each Approved Manager complies with this requirement; and

(d)
not employ that Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12	Alteration to terms of insurances

Each Borrower shall neither make nor agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

13.13	Settlement of claims

No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances and shall do all things necessary to ensure such collection or recovery is made.

13.14	Provision of copies of communications

Each Borrower shall provide the Security Trustee upon request, copies of all written communications between that Borrower and:

(a)	the approved brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls;

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(iii)	a claim under any Insurances.

13.15	Provision of information and further undertakings

In addition, each Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 (Mortgagee’s interest and additional perils insurances ) or dealing with or considering any matters relating to any such insurances, and that Borrower shall:

(i)
do all things necessary and provide the Agent and the Security Trustee with all documents and information to enable the Security Trustee to collect or recover any moneys in respect of the Insurances which are payable to the Security Trustee pursuant to the Finance Documents; and

(ii)
promptly provide the Agent with full information regarding any Major Casualty in consequence whereof the Ship owned by that Borrower has become or may become a Total Loss and agree to any settlement of such casualty or other accident or damage to that Ship only with the Agent’s prior written consent, and that Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16	Mortgagee’s interest and additional perils insurances

The Security Trustee shall be entitled from time to time to effect, maintain and renew all or any of the following insurances in such amounts, on such terms, through such insurers and generally in such manner as the Majority Lenders may from time to time consider appropriate:

(a)
a mortgagee’s interest insurance in respect of each Ship providing for the indemnification of the Creditor Parties for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to a Ship or a liability of such Ship or of the Borrower owning that Ship, such loss or damage being prima facie covered by an obligatory insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of, an allegation concerning:

(i)
any act or omission on the part of that Borrower, of any operator, charterer, manager or sub-manager of that Ship or of any officer, employee or agent of that Borrower or of any such person, including any breach of warranty or condition or any non-disclosure relating to such obligatory insurance;

(ii)
any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of that Borrower, any other person referred to in paragraph (i) above, or of any officer, employee or agent of that Borrower or of such a person, including the casting away or damaging of that Ship and/or that Ship being unseaworthy; and/or

(iii)	any other matter capable of being insured against under a mortgagee’s interest marine insurance policy, whether or not similar to the foregoing,

in an amount of up to 120 per cent. of the aggregate of:

(A)	the Advance relating to the Ship owned by it: and

(B)	the aggregate principal amount secured by Permitted Security Interests over that Ship which have a prior ranking to the Security Interests created by the Finance Documents,

(the aggregate of (A) and (B) being the “Aggregate Insurable Amount”);

(b)
a mortgagee’s interest additional perils insurance in respect of each Ship providing for the indemnification of the Creditor Parties against, amongst other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of that Ship, the imposition of any Security Interest over that Ship and/or any other matter capable of being insured against under a mortgagee’s interest additional perils policy, whether or not similar to the foregoing, and in an amount of up to 110 per cent. of the Aggregate Insurable Amount;

and the Borrowers shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with, or with a view to, effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.17	Review of insurance requirements

The Security Trustee shall be entitled to review the requirements of this Clause 13 (Insurance) from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Agent (acting on the instructions of the Majority Lenders), significant and capable of affecting the Borrowers, each Ship and its Insurances (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Borrower owning that Ship may be subject) and the Borrowers shall upon demand fully indemnify the Agent in respect of all fees and other expenses incurred by or for the account of the Agent in appointing an independent marine insurance broker or adviser to conduct such review.

13.18	Modification of insurance requirements

The Security Trustee shall notify the Borrowers of any proposed modification under Clause 13.17 (Review of insurance requirements) to the requirements of this Clause 13 (nsurance) which the Security Trustee reasonably considers appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrowers as an amendment to this Clause 13 (Insurance) and shall bind the Borrowers accordingly.

13.19	Compliance with mortgagee’s instructions

The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the Borrower owning that Ship implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.18 (Modification of insurance requirements).

14	SHIP COVENANTS

14.1	General

Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 (Ship Covenants) at all times during the Security Period except as the Agent, acting with the authorisation of the Majority Lenders, may otherwise permit in writing.

14.2	Ship’s name and registration

Each Borrower shall keep the Ship owned by it registered in its name under an Approved Flag; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of that Ship.

14.3	Repair and classification

Each Borrower shall, and shall procure that each Approved Manager shall, keep the Ship owned by that Borrower in a good and safe condition and state of repair, sea and cargo worthy in all respects:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the highest class free of overdue recommendations and conditions, with a classification society which is a member of IACS (being one of Lloyd’s Registry, American Bureau of Shipping, Det Norske Veritas, Bureau Veritas, Korean Register of Shipping, Nippon Kaiji Kyoykai or Registro Italiano Navale) and acceptable to the Agent; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the applicable Approved Flag State or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code, and the Agent shall be given power of attorney in the form attached as Schedule 6 (Power of Attorney) to act on behalf of that Borrower in order to, inspect the class records and any files held by the classification society and to require the classification society to provide the Agent or any of its nominees with any information, document or file, it might request and the classification society shall be fully entitled to rely hereon without any further inquiry.

14.4	Classification society undertaking

Each Borrower shall instruct the classification society referred to in Clause 14.3 (Repair and classification) (and procure that the classification society undertakes with the Security Trustee) in relation to its Ship:

(a)
to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records and any other related records held by the classification society in relation to the Ship owned by that Borrower;

(b)
to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Ship at the offices of the classification society and to take copies of them;

(c)	to notify the Security Trustee immediately in writing if the classification society:

(i)	receives notification from that Borrower or any person that that Ship’s classification society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship’s class under the rules or terms and conditions of that Borrower’s or that Ship’s membership of the classification society;

(d)	following receipt of a written request from the Security Trustee:

(i)
to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)
if that Borrower is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society.

14.5	Modification

Neither Borrower shall make any modification or repairs to, or replacement of, its Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.6	Removal of parts

Neither Borrower shall remove any material part of its Ship, or any item of equipment installed on that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on that Ship the property of that Borrower and subject to the security constituted by the relevant Mortgage Provided that a Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.7	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports.

14.8	Inspection

Each Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by that Borrower at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections at the Borrowers’ expense, and if the inspector or surveyor appointed by the Security Trustee under this Clause is of the opinion that there are any technical, commercial or operational actions being undertaken or omitted to be undertaken by the Borrower which is the owner of that Ship or the relevant Approved Manager which adversely affect the operation or value of that Ship, the Borrowers shall forthwith (at their expense) on the Security Trustee’s demand remedy such action or inaction and provide the Security Trustee with evidence that it has taken such remedial action.

14.9	Prevention of and release from arrest

Each Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of that Ship, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of that Ship, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of that Ship, or of its detention in exercise or purported exercise of any lien or claim, that Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with laws etc.

Each Borrower shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Borrower;

(b)	not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit that Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the Security Trustee has been given and that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.11	Provision of information

Each Borrower shall promptly provide the Security Trustee with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of that Ship;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, each Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Security Trustee’s request, provide copies of any current charter relating to that Ship, of any current charter guarantee and copies of that Borrower’s or the relevant Approved Manager’s Document of Compliance, Safety Management Certificate and the ISSC.

14.12	Notification of certain events

Each Borrower shall:

(a)	before entering into:

(i)	any demise charter for any period in respect of its Ship; or

(ii)	any other Assignable Charter,

notify the Agent and provide copies of any draft charter relating to its Ship and, if applicable, any draft charter guarantee and that Borrower shall be entitled to enter into such charter Provided that:

(A)
that Borrower executes in favour of the Security Trustee a specific assignment of all its rights, title and interest in and to such charter and any charter guarantee in the form of a Charterparty Assignment;

(B)
the charterer and any charter guarantor agree to acknowledge to the Security Trustee (1) the specific assignment of such charter and charter guarantee by executing an acknowledgement substantially in the form included in the relevant Charterparty Assignment and (2) that the Mortgage over that Ship has been registered prior to the entry into such charter and the charterer provides to the Security Trustee a letter of undertaking pursuant to which the charterer subordinates all its claims against the relevant Borrower and its Ship to the claims of the Creditor Parties under or in connection with the Finance Documents in the Agreed Form;

(C)
in the case where such charter is a demise charter the charterer undertakes to the Security Trustee (1) to comply with all of that Borrower’s undertakings with regard to the employment, insurances, operation, repairs and maintenance of its Ship contained in this Agreement, the Mortgage and the General Assignment in relation to that Ship and (2) to provide an assignment of its interest in the insurances of that Ship in the Agreed Form;

(D)	the relevant Borrower provides certified true and complete copies of the charter relating to its Ship and of any current charter guarantee, if any, immediately after its execution;

(E)
the Agent’s receipt of a copy of the charter and its failure or neglect to act, delay or acquiescence in connection with the relevant Borrower’s entering into such charter shall not in any way constitute an acceptance by the Agent of whether or not the Earnings under the charter are sufficient to meet the debt service requirements under this Agreement nor shall it in any way affect the Agent’s or the Security Trustee’s entitlement to exercise its rights under the Finance Documents pursuant to Clause 19 (Events of Default) upon the occurrence of an Event of Default arising as a result of an act or omission of the charterer; and

(F)
the Borrower delivers to the Agent such other documents equivalent to those referred to at paragraphs 2, 3, 4, 5, 8, 9 and 10 of Schedule 3 (Condition Precedent Documents), Part A as the Agent may require; and

(b)	immediately notify the Security Trustee by letter, of:

(i)
its entry into any agreement or arrangement for the postponement of any date on which any Earnings are due, the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of that Borrower to any Earnings;

(ii)	its entry into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, six months;

(iii)	any casualty which is or is likely to be or to become a Major Casualty;

(iv)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(v)	any requirement, condition or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(vi)	any arrest or detention of that Ship, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(vii)	any intended dry docking of that Ship;

(viii)	any Environmental Claim which exceeds $1,000,000 and made against that Borrower or in connection with that Ship, or any Environmental Incident;

(ix)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, any Approved Manager or otherwise in connection with that Ship;

(x)	its intention to de-activate or lay up its Ship; or

(xi)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Borrower’s, any Approved Manager’s or any other person’s response to any of those events or matters.

14.13	Restrictions on chartering, appointment of managers etc.

Neither Borrower shall, in relation to the Ship owned by it:

(a)	enter into any charter in relation to that Ship under which more than two months’ hire (or the equivalent) is payable in advance;

(b)	charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(c)	appoint a manager of that Ship other than the Approved Managers or agree to any alteration to the terms of any Approved Manager’s appointment; or

(d)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

14.14	Notice of Mortgage

Each Borrower shall keep the Mortgage relative to its Ship registered against that Ship as a valid first preferred or, as the case may be, priority mortgage, carry on board that Ship a certified copy of that Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Trustee.

14.15	Sharing of Earnings

Neither Borrower shall enter into any agreement or arrangement for the sharing of any Earnings (other than (i) any profit sharing agreement with a charterer which takes effect above an agreed minimum charter hire rate payable to the relevant Borrower under a charter to which that Borrower is a party and (ii) any pool agreement, in either case, on bona fide arm’s length terms).

14.16	ISPS Code

Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for that Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

15	SECURITY COVER

15.1	Minimum required security cover

Clause 15.2 (Prepayment; provision of additional security) applies if the Agent notifies the Borrowers that the Security Cover Ratio is below 130 per cent.

15.2	Prepayment; provision of additional security

If the Agent serves a notice on the Borrowers under Clause 15.1 (Minimum required security cover), the Borrowers shall prepay such part at least of the Loan as will eliminate the shortfall on or before the date falling 14 Business Days after the date on which the Agent’s notice is served under Clause 15.1 (Minimum required security cover) (the “Prepayment Date”) unless at least five calendar days before the Prepayment Date the Borrowers have provided, or ensured that a third party has provided, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require.

15.3	Valuation of Ships

(a)
The Market Value of a Mortgaged Ship at any date is that shown by a valuation issued by an Approved Broker selected and appointed by the Agent, such valuation to be addressed to the Agent and prepared:

(i)	as at a date not more than 30 days previously;

(ii)	with or without physical inspection of that Ship (as the Agent may require); and

(iii)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.

(b)
If a Borrower disagrees with the valuation obtained by the Agent in accordance with paragraph (a) above, it shall be entitled to obtain a second valuation from an Approved Broker selected by the Borrowers and appointed by the Agent, and prepared in accordance with sub-paragraphs (i) to (iii) of paragraph (a) above. In that case the Market Value of the Mortgaged Ship shall be the arithmetic mean of the two valuations issued provided that if the Borrowers do not elect to appoint an Approved Broker within 14 days after the Agent’s request to receive a valuation of a Mortgaged Ship, the Market Value of that Mortgaged Ship shall be that shown in the sole valuation obtained by the Agent in accordance with paragraph (a) above.

15.4	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 15.2 (Prepayment; provision of additional security) and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3 (Valuation of Ships).

15.5	Valuations binding

Any valuation under Clause 15.2 (Prepayment; provision of additional security), 15.3 (Valuation of Ships) or 15.4 (Value of additional vessel security) shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6	Provision of information

The Borrowers shall promptly provide the Agent and any Approved Broker or expert acting under Clause 15.3 (Valuation of Ships) or 15.4 (Value of additional vessel security)with any information which the Agent or that Approved Broker or expert may request for the purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which that Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7	Payment of valuation expenses

Without prejudice to the generality of the Borrowers’ obligations under Clauses 20.2 (Costs of negotiation, preparation etc.), 20.3 (Costs of variations, amendments, enforcement etc.) and 21.3 (Other breakage costs), the Borrowers shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause Provided that so long as no Event of Default has occurred which is continuing the Borrowers shall not be obliged to pay any such fees and expenses in respect of more than two sets of valuations of each Ship in any calendar year (in addition to the set of valuations to determine the Initial Market Value of each Ship obtained prior to the Drawdown Date).

15.8	Frequency of valuations

The Borrowers acknowledge and agree that the Agent may commission valuation(s) of either Ship at such times as the Agent (acting on the instructions of the Lenders) shall deem necessary and, in any event, not less than once during each 6-month period of the Security Period.

16	PAYMENTS AND CALCULATIONS

16.1	Currency and method of payments

All payments to be made by the Lenders or by either Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)
in the case of an amount payable by a Lender to the Agent or by either Borrower to the Agent or any Lender, to the account of the Agent at J.P. Morgan Chase Bank (SWIFT Code CHASUS33) (Account No. 001 1331 808 in favour of Hamburg Commercial Bank AG, SWIFT Code HSHNDEHH; Reference “Cinderella Shipping Co. et al”) or to such other account with such other bank as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

16.2	Payment on non-Business Day

If any payment by either Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3	Basis for calculation of periodic payments

All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

16.4	Distribution of payments to Creditor Parties

Subject to Clauses 16.5 (Permitted deductions by Agent), 16.6 (Agent only obliged to pay when monies received ) and 16.7 (Refund to Agent of monies not received):

(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than five Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

16.5	Permitted deductions by Agent

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

16.6	Agent only obliged to pay when monies received

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to either Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to that Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

16.7	Refund to Agent of monies not received

If and to the extent that the Agent makes available a sum to a Borrower or a Lender without first having received that sum, that Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8	Agent may assume receipt

Clause 16.7 (Refund to Agent of monies not received) shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9	Creditor Party accounts

Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.10	Agent’s memorandum account

The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.11	Accounts prima facie evidence

If any accounts maintained under Clauses 16.9 (Creditor Party accounts) and 16.10 (Agent’s memorandum account) show an amount to be owing by a Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1	Normal order of application

Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)
firstly, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents (including, but without limitation, all amounts payable by either Borrower under Clauses 20 (Fees and Expenses), 21  (Indemnities) and 22 (No Set-Off or Tax Deduction) of this Agreement or by either Borrower or any Security Party under any corresponding or similar provision in any other Finance Document) other than those amounts referred to at paragraphs (ii) and (iii);

(ii)	secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents; and

(iii)	thirdly, in or towards satisfaction of the Loan;

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrowers (or either of them), the Security Parties and the other Creditor Parties, states in its reasonable opinion will either or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a) (Normal order of application); and

(c)	THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

17.2	Application by any covered bond Lender

If and to the extent that any Lender includes the Loan and/or a Mortgage in its covered bond register, any enforcement proceeds recovered under the Finance Documents and attributable to it under the relevant Finance Document shall, notwithstanding the provisions of Clause 17.1(a) (Normal order of application), be applied by it first to the part of the Loan that corresponds to that Lender’s Contribution registered in its covered bond register and thereafter in the following order:

(a)	firstly, in or towards satisfaction of the amounts set out under Clause 17.1(a)(i) (Normal order of application);

(b)	secondly, in or towards satisfaction of the amounts set out under Clause 17.1(a)(ii) (Normal order of application); and

(c)	thirdly, in or towards satisfaction of any part of the Loan that corresponds to any unregistered part of that Lender’s contribution.

17.3	Variation of order of application

The Agent may, with the authorisation of the Majority Lenders, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 (Normal order of application ) (but not, for the avoidance of doubt, that set out in Clause 17.2 (Application by any covered bond Lender)) either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.4	Notice of variation of order of application

The Agent may give notices under Clause 17.3 (Variation of order of application) from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.5	Appropriation rights overridden

This Clause 17 (Application of Receipts) and any notice which the Agent gives under Clause 17.3 (Variation of order of application ) shall override any right of appropriation possessed, and any appropriation made, by either Borrower or any Security Party.

18	APPLICATION OF EARNINGS

18.1	Payment of Earnings

Each Borrower undertakes with each Creditor Party that, throughout the Security Period (and subject only to the provisions of the General Assignment to which it is a party):

(a)	it shall maintain the Accounts with the Account Bank;

(b)	it shall ensure that all Earnings of the Ship owned by it are paid to the Earnings Account for that Ship;

(c)	the Minimum Liquidity and the Additional Minimum Liquidity required pursuant to Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity) shall be maintained in the Liquidity Account; and

(d)	the Dry Docking Reserve Amount required pursuant to Clause 11.20 (Dry Docking Reserve Amount) shall be maintained in the Dry Dock Reserve Account.

18.2	Monthly retentions to Retention Account

The Borrowers undertake with each Creditor Party to ensure that, on and from the date falling one month after each Drawdown Date and at monthly intervals thereafter during the Security Period, there are transferred in respect of each Advance drawn on that Drawdown Date to the Retention Account out of the Earnings received in the relevant Earnings Account during the preceding month:

(a)	one-third of the amount of the relevant Instalment falling due in respect of that Advance under Clause 8.1 (Amount of Instalments) on the next Repayment Date; and

(b)	the relevant fraction of the aggregate amount of interest on that Advance which is payable on the next due date for payment of interest under this Agreement,

and the Borrowers irrevocably authorise the Agent to make those transfers (in its sole discretion and without any obligation) if the Borrowers fail to do so.

The “relevant fraction”, in relation to paragraph (b), is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period (or if the current Interest Period in respect of that Advance ends after the next due date for payment of interest under this Agreement, the number of months from the later of the commencement of the current Interest Period in respect of that Advance or the last due date for payment of interest to the next due date for payment of interest in respect of that Advance under this Agreement).

18.3	Shortfall in Earnings

If the aggregate Earnings received in the Earnings Accounts are insufficient at any time for the required amount to be transferred to the Retention Account under Clause 18.2 (Monthly retentions to Retention Account), the Borrowers shall immediately pay the amount of the insufficiency into the Retention Account.

18.4	Application of retentions

Until an Event of Default or a Potential Event of Default occurs, the Agent shall, to the extent there are sufficient funds standing to the credit of the Retention Account, on each Repayment Date in respect of an Advance and on each due date for the payment of interest in respect of that Advance under this Agreement distribute to the Lenders in accordance with Clause 16.4 (Distribution of payments to Creditor Parties) so much of the then balance on the Retention Account as equals:

(a)	the Instalment in respect of the relevant Advance due on that Repayment Date pursuant to Clause 8.1 (Amount of Instalments); or

(b)	the amount of interest in respect of the relevant Advance payable on that interest payment date,

in discharge of the Borrowers’ liability for that Instalment or that interest.

18.5	Interest accrued on the Accounts

Any credit balance on each Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on that Account.

18.6	Release of accrued interest

Interest accruing under Clause 18.5 (interest accrued on the Accounts) shall be credited to the relevant Account and may be released to a Borrower pursuant to Clause 18.10 (Restriction on withdrawal).

18.7	Location of Accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of the Accounts (or any of them); and

(b)
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Accounts.

18.8	Debits for fees, expenses etc.

The Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable under Clauses 20 (Fees and Expenses ) or 21 (Indemnities ) to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clauses 20 (Fees and Expenses) or 21 (Indemnities).

18.9	Borrowers’ obligations unaffected

The provisions of this Clause 18  (Application of Earnings) (as distinct from a distribution effected under Clause 18.4 (Application of retentions)) do not affect:

(a)	the liability of the Borrowers to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrowers or any Security Party under any Finance Document.

18.10	Restriction on withdrawal

(a)
During the Security Period no sum may be withdrawn by a Borrower from the Liquidity Account, the Dry Dock Reserve Account or the Retention Account (other than interest pursuant to Clause 18.6 (Release of accrued interest) and/or any sums withdrawn in accordance with, and pursuant to, the terms of Clauses 11.19(c) (Minimum Liquidity and Additional Minimum Liquidity) and/or 11.20(d) (Dry Docking Reserve Amount)), provided that no Event of Default or Potential Event of Default has occurred which is continuing, without the prior written consent of the Agent.

(b)
The Borrowers may, in any calendar month, after having transferred and/or after having taken into account all amounts due or which will become due to the Retention Account in such calendar month in accordance with Clause 18.2 (Monthly retentions to Retention Account), withdraw any surplus (a “Surplus”) from the Earnings Accounts as they may think fit for purposes permitted by this Agreement and the other Finance Documents Provided always no Event of Default or Potential Event of Default has occurred which is continuing in which case any Surplus shall remain on the Earnings Accounts.

19	EVENTS OF DEFAULT

19.1	Events of Default

An Event of Default occurs if:

(a)	any Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document unless:

(i)	its failure to pay is caused by administrative or technical error or a Disruption Event; and

(ii)	payment is made within three Business Days; or

(b)
any breach occurs of Clause 2.3 (Purpose of Advances), 9.2 (Waiver of conditions precedent), 11.2 (Title and negative pledge), 11.3 (No disposal of assets), 11.18 (“Know your customer” checks), 11.19 (Minimum Liquidity and Additional Minimum Liquidity), 11.21 (Compliance Certificate), 12.2 (Maintenance of status), 12.3 (Negative undertakings) or 15.2 (Prepayment; provision of additional security); or

(c)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 15 Business Days after written notice from the Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in the Finance Documents) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

(e)
any representation, warranty or statement made or repeated by, or by an officer of, a Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(f)
any of the following occurs in relation to any Financial Indebtedness which, (other than in the case of the Borrowers) exceeds in aggregate $5,000,000 (or its equivalent in any other currency) of a Relevant Person:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)	any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress or any form of freezing order; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrowers or the Corporate Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than three months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)	in a country other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)	any Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)
for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any official consent necessary to enable any Borrower to own, operate or charter the Ship owned by it or to enable any Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document or any Underlying Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)	it appears to the Majority Lenders that, without their prior consent, a Change of Control has occurred or probably has occurred after the date of this Agreement in respect of a Security Party; or

(l)
any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)	a Relevant Person rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document;

(n)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(o)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of any Borrower, the Corporate Guarantor or any other Security Party; or

(ii)	any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person (other than Castor Ships); or

(iii)	the threat or commencement of legal or administrative action involving a Borrower, a Ship, any of the Approved Managers or any Security Party; or

(iv)
the withdrawal of any material license or governmental or regulatory approval in respect of a Ship, a Borrower, any Approved Manager or any Borrower’s or Approved Manager’s business (unless such withdrawal can be contested with the effect of suspension and is in fact so contested in good faith by the Borrowers or any Approved Manager), which constitutes a Material Adverse Change.

19.2	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrowers a notice stating that all or part of the Commitments and of the other obligations of each Lender to the Borrowers under this Agreement are cancelled; and/or

(ii)
serve on the Borrowers a notice stating that all or part of the Loan together with accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a)(i) or (a)(ii), the Security Trustee, the Agent, the Mandated Lead Arranger and/or the Lenders are entitled to take under any Finance Document or any applicable law.

19.3	Termination of Commitments

On the service of a notice under Clause 19.2(a)(i) (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall be cancelled.

19.4	Acceleration of Loan

On the service of a notice under Clause 19.2(a)(ii) (Actions following an Event of Default), all or, as the case may be, the part of the Loan specified in the notice together with accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5	Multiple notices; action without notice

The Agent may serve notices under Clauses 19.2(a)(i) (Actions following an Event of Default) or 19.2(a)(ii) (Actions following an Event of Default) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6	Notification of Creditor Parties and Security Parties

The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 19.2 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Borrower or any Security Party with any form of claim or defence.

19.7	Creditor Party rights unimpaired

Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1 (Interests several).

19.8	Exclusion of Creditor Party liability

No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to a Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

19.9	Relevant Persons

In this Clause 19 (Events of Default), a “Relevant Person” means a Borrower, the Corporate Guarantor, any Security Party and any member of the Group.

19.10	Interpretation

In Clause 19.1(f) (Events of Default) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) (Events of Default) “petition” includes an application.

20	FEES AND EXPENSES

20.1	Structuring and commitment fees:

The Borrowers shall pay to the Agent:

(a)
on the earlier of (i) the Drawdown Date and (ii) the last day of the Availability Period, a non-refundable structuring fee in the amount equal to $407,500 (representing 1.0 per cent. of the Total Commitments as at the date of this Agreement) for distribution among the Lenders pro rata to their Commitments;

(b)
a non-refundable commitment fee, at the rate of 1.00 per cent. per annum on the undrawn or uncancelled amount of the Total Commitments, payable quarterly in arrears for distribution among the Lenders pro rata to their Commitments, during the period from (and including) 1 July 2021 (being the date of the Borrowers’ acceptance of the firm offer letter in respect of the Loan) to the earlier of (i) the last Drawdown Date to occur under this Agreement and (ii) the last day of the Availability Period which is the last to expire.

20.2	Costs of negotiation, preparation etc.

The Borrowers shall pay to the Agent on its demand the amount of all legal and other expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3	Costs of variations, amendments, enforcement etc.

The Borrowers shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned, the amount of all legal and other expenses incurred by a Creditor Party in connection with:

(a)	the response to, or the evaluation, negotiation or implementation of, any amendment or supplement (or any proposal for such an amendment or supplement):

(i)	requested (or, in the case of a proposal, made) by or on behalf of the Borrowers and relating to a Finance Document or any other Pertinent Document; or

(ii)	which is contemplated in Clause 27.4 (Replacement of Screen Rate);

(b)
any consent, waiver or suspension of rights by the Lenders, the Majority Lenders or the Creditor Party concerned or any proposal for any of the foregoing requested (or, in the case of a proposal, made) by or on behalf of the Borrowers under or in connection with a Finance Document or any other Pertinent Document;

(c)	the valuation of any security provided or offered under and pursuant to Clause 15 (Security Cover) or any other matter relating to such security; or

(d)
any step taken by the Lender concerned with a view to the preservation, protection, exercise or enforcement of any rights or Security Interest created by a Finance Document or for any similar purpose including, without limitation, any proceedings to recover or retain proceeds of enforcement or any other proceedings following enforcement proceedings until the date all outstanding indebtedness to the Creditor Parties under the Finance Documents and any other Pertinent Document is repaid in full.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4	Documentary taxes

The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

20.5	Certification of amounts

A notice which is signed by two officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 (Fees and Expenses) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1	Indemnities regarding borrowing and repayment of Loan

The Borrowers shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of, or in connection with:

(a)
an Advance not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming the indemnity after the relevant Drawdown Notice has been served in accordance with the provisions of this Agreement;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrowers (or any of them) to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7 (Default Interest)) including but not limited to any costs and expenses of enforcing any Security Interests created by the Finance Documents and any claims, liabilities and losses which may be brought against, or incurred by, a Creditor Party when enforcing any Security Interests created by the Finance Documents; and

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19 (Events of Default),

and in respect of any tax (other than tax on its overall net income (and a FATCA Deduction)) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Break Costs

If a Lender (the “Notifying Lender”) notifies the Agent that as a consequence of receipt or recovery of all or any part of the Loan (a “Payment”) on a day other than the last day of an Interest Period applicable to the sum received or recovered the Notifying Lender has or will, with effect from a specified date, incur Break Costs:

(a)	the Agent shall promptly notify the Borrowers of a notice it receives from a Notifying Lender under this Clause 21.2 (Break Costs);

(b)	the Borrowers shall, within five Business Days of the Agent’s demand, pay to the Agent for the account of the Notifying Lender the amount of such Break Costs; and

(c)
the Notifying Lender shall, as soon as reasonably practicable, following a request by the Borrowers, provide a certificate confirming the amount of the Notifying Lender’s Break Costs for the Interest Period in which they accrue, such certificate to be, in the absence of manifest error, conclusive and binding on the Borrowers.

In this Clause 21.2 (Break Costs), “Break Costs” means, in relation to a Payment the amount (if any) by which:

(i)
the interest which the Notifying Lender, should have received in accordance with Clause 5 (Interest) in respect of the sum received or recovered from the date of receipt or recovery of such Payment to the last day of the then current Interest Period applicable to the sum received or recovered had such Payment been made on the last day of such Interest Period;

exceeds

(ii)
the amount which the Notifying Lender, would be able to obtain by placing an amount equal to such Payment on deposit with a leading bank in the Relevant Interbank Market for a period commencing on the Business Day following receipt or recovery of such Payment (as the case may be) and ending on the last day of the then current Interest Period applicable to the sum received or recovered.

21.3	Other breakage costs

Without limiting its generality, Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) covers any claim, expense, liability or loss, including (without limitation) a loss of a prospective profit, incurred by a Lender in borrowing, liquidating or re-employing deposits from third parties acquired, contracted for or arranged to fund, effect or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount) other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the gross negligence or wilful misconduct of the officers or employees of the Creditor Party concerned.

21.4	Miscellaneous indemnities

The Borrowers shall fully indemnify each Creditor Party severally on their respective demands, without prejudice to any of their other rights under any of the Finance Documents, in respect of all claims, expenses, liabilities and losses which may be made or brought against or sustained or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document;

(b)	investigating any event which the Creditor Party concerned reasonably believes constitutes an Event of Default or Potential Event of Default;

(c)	acting or relying on any notice, request or instruction which the Creditor Party concerned reasonably believes to be genuine, correct and appropriately authorised; or

(d)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty, gross negligence or wilful misconduct of the officers or employees of the Creditor Party concerned.

21.5	Environmental Indemnity

Without prejudice to the generality of Clause 21.4 (Miscellaneous indemnities), this Clause 21.5 (Environmental Indemnity) covers any claims, demands, proceedings, liabilities, taxes, losses, liabilities or expenses of every kind which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code or the ISPS Code, any Environmental Law.

21.6	Currency indemnity

If any sum due from a Borrower or any Security Party to a Creditor Party under a Finance Document or under any order, award or judgment relating to a Finance Document (a “Sum”) has to be converted from the currency in which the Finance Document provided for the Sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making, filing or lodging any claim or proof against a Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order, judgment or award from any court or other tribunal in relation to any litigation or arbitration proceedings; or

(c)	enforcing any such order, judgment or award,

the Borrowers shall as an independent obligation, within three Business Days of demand, indemnify the Creditor Party to whom that Sum is due against any cost, loss or liability arising when the payment actually received by that Creditor Party is converted at the available rate of exchange back into the Contractual Currency including any discrepancy between (A) the rate of exchange actually used to convert the Sum from the Payment Currency into the Contractual Currency and (B) the available rate of exchange.

In this Clause 21.6 (Currency indemnity), the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the Sum to purchase the Contractual Currency with the Payment Currency.

Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

If any Creditor Party receives any Sum in a currency other than the Contractual Currency, the Borrowers shall indemnify in full the Creditor Party concerned against any cost, loss or liability arising directly or indirectly from any conversion of such Sum to the Contractual Currency.

This Clause 21.6 (Currency indemnity) creates a separate liability of that Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.7	Certification of amounts

A notice which is signed by two officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.8	Sums deemed due to a Lender

For the purposes of this Clause 21 (Indemnities), a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions

All amounts due from the Borrowers under a Finance Document shall be paid:

(a)	without any form of set-off, counter-claim, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.

22.2	Grossing-up for taxes

If, at any time, a Borrower is required by law, regulation or regulatory requirement to make a tax deduction from any payment due under a Finance Document:

(a)	that Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that, after the making of such tax deduction, each Creditor Party receives on the due date for such payment (and retains free from any liability relating to the tax deduction) a net amount which is equal to the full amount which it would have received had no such tax deduction been required to be made; and

(c)
that Borrower shall pay the full amount of the tax required to be deducted to the appropriate taxation authority promptly in accordance with the relevant law, regulation or regulatory requirement, and in any event before any fine or penalty arises.

22.3	Indemnity and evidence of payment of taxes

The Borrowers shall fully indemnify each Creditor Party on the Agent’s demand in respect of all claims, expenses, liabilities and losses incurred by any Creditor Party by reason of any failure of the Borrowers (or either of them) to make any tax deduction or by reason of any increased payment not being made on the due date for such payment in accordance with Clause 22.2 (Grossing-up for taxes).  Within 30 days after making any tax deduction, the Borrowers or, as the case may be, the relevant Borrower shall deliver to the Agent any receipts, certificates or other documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4	Exclusion of tax on overall net income

In this Clause 22 (No Set-Off or Tax Deduction) “tax deduction” means any deduction or withholding from any payment due under a Finance Document for or on account of any present or future tax except:

(a)	tax on a Creditor Party’s overall net income; and

(b)	a FATCA Deduction.

22.5	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Creditor Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If a Lender knows or has reason to know that a Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)	where the Lender knows or has reason to know that a Borrower is a US Tax Obligor and the relevant Lender is a Party as at the date of this Agreement, the date of this Agreement;

(ii)
where the Lender knows or has reason to know that a Borrower is a US Tax Obligor and the relevant Lender became a Party after the date of this Agreement, the date on which the relevant Transfer Certificate became effective; or

(iii)	the date of a request from the Agent,

supply to the Agent:

(iv)	a withholding certificate on US Internal Revenue Service Form W-8 or Form W-9 (or any successor form) (as applicable); or

(v)	any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA.

The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrowers, to the extent required for compliance with FATCA or any other law or regulation, and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f)
Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent in writing of its legal inability to do so.  The Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrowers, to the extent required for compliance with FATCA or any other law or regulation.  The Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

22.6	FATCA Deduction

(a)
Each Party may make any FATCA Deduction as it reasonably determines it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Borrower and the Agent and the Agent shall notify the other Creditor Parties.

23	ILLEGALITY, ETC.

23.1	Illegality

This Clause 23 (Illegality, etc.) applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to perform, maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement or to fund or maintain the Loan.

23.2	Notification of illegality

The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 (Illegality) which the Agent receives from the Notifying Lender.

23.3	Prepayment; termination of Commitment

On the Agent notifying the Borrowers under Clause 23.2 (Notification of illegality), the Notifying Lender’s Commitment shall be immediately cancelled; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 23.1 (Illegality) as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender’s Contribution on the last day of the then current Interest Period in accordance with Clauses 8.10 (Amounts payable on prepayment ) and 8.11(a) (Application of partial prepayment or cancellation).

24	INCREASED COSTS

24.1	Increased costs

This Clause 24 (Increased Costs) applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement; or

(c)
the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (the “Basel II Accord”) or any other law or regulation implementing the Basel II Accord or any of the approaches provided for and allowed to be used by banks under or in connection with the Basel II Accord, in each case when compared to the cost of complying with such regulations as determined by the Agent (or parent company of it) on the date of this Agreement (whether such implementation, application or compliance is by a government, regulator, supervisory authority, the Notifying Lender or its holding company); or

(d)
the implementation or application of or compliance with Basel III or any law or regulation which implements or applies Basel III (regardless of the date on which it is enacted, adopted or issued and regardless of whether any such implementation, application or compliance is by a government, regulator, the Notifying Lender or any of its affiliates), the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

24.2	Meaning of “increased cost”

In this Clause 24 (Increased Costs), “increased cost” means, in relation to a Notifying Lender:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) or by Clause 22 (No Set-Off or Tax Deduction) or a FATCA Deduction required to be made by a Party.

For the purposes of this Clause 24.2 (Meaning of “increased cost”) the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3	Notification to Borrowers of claim for increased costs

The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1 (Increased costs).

24.4	Payment of increased costs

The Borrowers shall pay to the Agent, within 5 days on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5	Notice of prepayment

If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4 (Payment of increased costs), the Borrowers may give the Agent not less than 14 days’ notice of their intention to prepay the Notifying Lender’s Contribution at the end of an Interest Period.

24.6	Prepayment; termination of Commitment

A notice under Clause 24.5 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers’ notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

24.7	Application of prepayment

Clause 8 (Repayment and Prepayment) shall apply in relation to the prepayment.

25	SET-OFF

25.1	Application of credit balances

Each Creditor Party may without prior notice to the Borrowers but with prior notice to the Agent:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of a Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of that Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2	Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3	Sums deemed due to a Lender

For the purposes of this Clause 25 (Set-Off), a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4	No Security Interest

This Clause 25 (Set-Off) gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of either Borrower.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1	Transfer by Borrowers

Neither Borrower may assign or transfer any of its rights, liabilities or obligations under any Finance Document.

26.2	Transfer by a Lender

(a)	Subject to this Clause 26 (Transfers and Changes in Lending Offices), a Lender (the “Transferor Lender”) may at any time, with the Borrowers’ prior consent or approval, cause:

(i)	its rights in respect of all or part of its Contribution; or

(ii)	its obligations in respect of all or part of its Commitment; or

(iii)	a combination of (a) and (b); or

(iv)	all or part of its credit risk under this Agreement and the other Finance Documents,

to be syndicated to or (in the case of its rights) assigned, pledged or transferred to, or (in the case of its obligations) pledged or assumed by, any other bank or financial institution or to a trust, fund or other entity, provided such other entity is regularly engaged in, or established for the purpose of, making, purchasing or investing in loans, securities or other financial assets (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 5 (Transfer Certificate) with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender.

However, any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

(b)
The consent of the Borrowers to an assignment or transfer referred to in paragraph (a) above, shall only be required in the absence of an Event of Default and must not be unreasonably withheld or delayed.  The Borrowers will be deemed to have given their consent five Business Days after the Transferor Lender has requested it unless consent is expressly refused by the Borrowers within that time.

(c)	The consent of a Borrowers to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to any Mandatory Cost.

26.3	Transfer Certificate, delivery and notification

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee and each of the other Lenders;

(b)	on behalf of the Transferee Lender, send to each Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above.

26.4	Effective Date of Transfer Certificate

A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3 (Transfer Certificate, delivery and notification) on or before that date.

26.5	No transfer without Transfer Certificate

Except as provided in Clause 26.17 (Security over Lenders’ rights), no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, either Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6	Lender re-organisation

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender only upon receipt by the Agent of a notice to this effect and evidence that all rights and obligations have automatically and by operation of law vested in the successor by virtue of the merger, de-merger or other reorganisation, without the need for the execution and delivery of a Transfer Certificate; the Agent shall in that event inform the Borrowers and the Security Trustee accordingly.

26.7	Effect of Transfer Certificate

A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which either Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of either Borrower or any Security Party against the Transferor Lender had not existed;

(f)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 (Market disruption) and Clause 20 (Fees and Expenses), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of either Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8	Maintenance of register of Lenders

During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4 (Effective Date of Transfer Certificate)) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least three Business Days’ prior notice.

26.9	Reliance on register of Lenders

The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10	Authorisation of Agent to sign Transfer Certificates

The Borrowers, the Security Trustee, each Lender irrevocably authorises the Agent to sign Transfer Certificates on its behalf.  The Borrower and each Security Party irrevocably agree to the transfer procedures set out in this Clause 26 (Transfers and Changes in Lending Offices) and to the extent the cooperation of the Borrowers and/or any Security Party shall be required to effect any such transfer, the Borrowers and such Security Party shall take all necessary steps to afford such cooperation Provided that this shall not result in any additional costs to the Borrowers or such Security Party.

26.11	Registration fee

In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $2,500 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

26.12	Sub-participation; subrogation assignment

A Lender may sub-participate or include in a securitisation or similar transaction all or any part of its rights and/or obligations under or in connection with the Finance Documents without the Borrowers’ prior consent and without serving a notice thereon; the Lenders may assign without the Borrowers’ prior consent and without serving a notice thereon all or any part of the rights referred to in the preceding sentence to an insurer or surety who has become subrogated to them.

26.13	Sub-division, split, modification or re-tranching

Any Lender may, in its sole discretion, sub-divide, split, sever, modify or re-tranche its Contribution into one or more parts subject to the overall cost of its Contribution to the Borrowers remaining unchanged, if such changes are necessary in order to achieve a successful execution of a securitisation, syndication or any other capital market exit in respect of its Contribution (or any applicable part thereof).

26.14	Disclosure of information

(a)
A Lender may, without the prior consent of the Borrowers, the Corporate Guarantor or any other Security Party, disclose to a potential Transferee Lender or sub participant as well as, where relevant, to rating agencies, trustees and accountants, any financial or other information which that Lender has received in relation to the Loan, the Borrowers (or either of them), the Corporate Guarantor and any other Security Party or their affairs and collateral or security provided under or in connection with any Finance Document, their financial circumstances and any other information whatsoever, as that Lender may deem reasonably necessary or appropriate in connection with the potential syndication, the assessment of the credit risk and the ongoing monitoring of the Loan by any potential Transferee Lender and that Lender shall be released from its obligation of secrecy and from banking confidentiality.

(b)
In the event any such potential Transferee Lender, sub-participant, rating agency, trustee or accountant is not already bound by any legal obligation of secrecy or banking confidentiality, the Lender concerned shall require such other party to sign a confidentiality agreement.  The Borrowers shall, and shall procure that the Corporate Guarantor and any other Security Party shall:

(i)
provide the Creditor Parties (or any of them) with all information deemed reasonably necessary by the Creditor Parties (or any of them) for the purposes of any transfer, syndication or sub-participation to be effected pursuant to this Clause 26 (Transfers and Changes in Lending Offices); and

(ii)
procure that the directors and officers of each Borrower, the Corporate Guarantor or any other Security Party, are available to participate in any meeting with any Transferee Lender, sub-participant, rating agency, trustee or accountant at such times and places as the Creditor Parties may reasonably request following prior notice (to be served on the Borrowers reasonably in advance) to that Borrower, the Corporate Guarantor or that Security Party.

(c)	The Borrowers shall not, and shall ensure that no Security Party will, publish any details regarding the Loan or any of the Finance Documents without the Agent’s prior written consent.

(d)
The permission of disclosure set out in this Clause 26.14 (Disclosure of information) is granted for the purposes of providing relief from banking secrecy and confidentiality requirements. It is not intended as, and is no declaration of, consent in accordance with the DS GVO (EU Regulation 2016/679, General Data Protection Regulation).

26.15	Change of lending office

A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.16	Notification

On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.17	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26 (Transfers and Changes in Lending Offices), each Lender may without consulting with or obtaining consent from, either Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by either Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

26.18	Replacement of a Reference Bank

If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 (Interest) then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank’s appointment shall cease to be effective.

26.19	Securitisation

Each Borrower shall, and the Borrowers shall procure that each Security Party will, assist the Agent and/or any Lender in achieving a successful securitisation (or similar transaction) in respect of the Loan and the Finance Documents and such Security Party’s reasonable costs for providing such assistance shall be met by the relevant Lender. The Borrowers, if requested by the Agent, shall provide documentation evidencing the purchase price of each Ship when acquired by the relevant Borrower.

26.20	No additional costs

If a Transferor Lender assigns or transfers any of its rights or obligations under the Finance Documents and as a result of circumstances existing at the date the assignment or transfer occurs, a Borrower or a Security Party would be obliged to make a payment to the Transferee Lender under Clause 26.2 (Transfer by a Lender) or under that clause as incorporated by reference or in full in any other Finance Document, then the Transferee Lender is only entitled to receive payment under that clause to the same extent as the Transferor Lender would have been if the assignment or transfer had not occurred.

27	VARIATIONS AND WAIVERS

27.1	Required consents

(a)
Subject to Clause 27.2 (Exceptions) and Clause 27.4 (Replacement of Screen Rate), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrowers and any such amendment or waiver will be binding on all Creditor Parties and the Borrowers.

(b)	Any instructions given by the Majority Lenders will be binding on all the Creditor Parties.

(c)	The Agent may effect:

(i)	on behalf of the Borrowers and any Creditor Party, any amendment or waiver permitted by Clause 27.4 (Replacement of Screen Rate); and

(ii)	on behalf of any Creditor Party, any amendment or waiver permitted by any other provision of this Clause 27 (Variations and Waivers).

27.2	Exceptions

(a)	Subject to Clause 27.4 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” or “Finance Documents” or “Screen Rate Replacement Event” or “Replacement Benchmark” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest fees, commission or other amount payable under any of the Finance Documents;

(iv)	an increase in or an extension of any Lender’s Commitment;

(v)	any provision which expressly requires the consent of all the Lenders;

(vi)
Clause 3 (Position of the Lenders), Clause 11.5 (Information provided to be accurate), Clause 11.6 (Provision of financial statements), Clause 11.7 (Form of financial statements), Clause 11.16 (Provision of Further Information), Clause 26 (Transfers and Changes in Lending Offices), this Clause 27.2 (Exceptions) or Clause 27.4 (Replacement of Screen Rate);

(vii)	any release of any Security Interest, guarantee, indemnities or subordination arrangement created by any Finance Document;

(viii)	any change of the currency in which the Loan is provided or any amount is payable under any of the Finance Documents;

(ix)	any change to the Screen Rate pursuant to Clause 27.4 (Replacement of Screen Rate);

(x)	an extension of the Availability Period; or

(xi)	a change in Clauses 16.4 (Distribution of payment to Creditor Parties) or 22.2 (Grossing-up),

may not be effected without the prior written consent of all Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the Agent, the Mandated Lead Arranger or the Security Trustee may not be effected without the consent of the Agent, the Mandated Lead Arranger or the Security Trustee, as the case may be.

27.3	Exclusion of other or implied variations

Except for a document which satisfies the requirements of any of Clauses 27.1 (Required consents), 27.2 (Exceptions) and 27.4 (Replacement of Screen Rate), no document, no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27.4	Replacement of Screen Rate

(a)	If a Screen Rate Replacement Event has occurred in relation to the Screen Rate the Agent (acting on the instructions of all Lenders) shall be entitled to:

(i)	replace the Screen Rate with a Replacement Benchmark;

(ii)
adjust the pricing on the Replacement Benchmark by the amendment of the Margin or otherwise, in each case at its discretion, to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation); and

(iii)	amend this Agreement for the purpose of any of:

(A)	providing for the use of a Replacement Benchmark;

(B)	aligning any provision to the use of that Replacement Benchmark;

(C)
enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(D)	implementing market conventions applicable to that Replacement Benchmark;

(E)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; and

(F)	adjusting the pricing in accordance with paragraph (ii) above.

(b)
The Agent shall promptly notify the Borrowers and each Creditor Party of any replacement of the Screen Rate, any adjustment of pricing and any amendment of this Agreement made pursuant to paragraph (a) above, which shall take effect immediately as from (and including) the date specified in such notification.

(c)
If required by the Agent (acting on the instructions of all Lenders), the Borrowers shall (and shall procure that each other Security Party shall) enter into such supplemental, replacement or other agreement in relation to any Finance Document as the Agent may specify to extend the effect of any of the amendments referred to in paragraph (a) above to such Finance Document.

27.5	Deemed consent

With respect to:

(a)
the replacement of the Screen Rate with a Replacement Benchmark in accordance with sub-paragraph (a)(i) of Clause 27.4 (Replacement of Screen Rate) (and the designation of such benchmark as permitted under sub-paragraphs (b) and (c) of the definition of “Replacement Benchmark”);

(b)	the adjustment of pricing in accordance with sub-paragraph (a)(ii) of Clause 27.4 (Replacement of Screen Rate);

(c)	any amendment of any Finance Document as contemplated in sub-paragraph (a)(iii) of Clause 27.4 (Replacement of Screen Rate); and

(d)	any other amendment, variation, waiver, suspension or limit requested by a Borrower or any Security Party which requires the approval of all Lenders or the Majority Lenders (as the case may be),

the Agent shall provide each Lender with written notice of such request accompanied by such detailed background information as may be reasonably necessary (in the opinion of the Agent) to determine whether to approve such action. A Lender shall be deemed to have approved such action if such Lender fails to object to such action by written notice to the Agent within 10 days of that Lender’s receipt of the Agent’s notice or such other time as the Agent may state in the relevant notice as being the time available for approval of such action.

28	NOTICES

28.1	General

Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications

A notice by letter or fax shall be sent:

(a)	to the Borrowers:	c/o Castor Ships S.A.
25 Foinikos Str. 14564
Nea Kifissia, Athens, Greece
Fax No: + 357 25357796

(b)	to a Lender:	At the address next to its name in Schedule 1 (Lenders and Commitments) or (as the case may require) in the relevant Transfer Certificate.

(c)	to the Agent and Security Trustee:

	for general matters:	Hamburg Commercial Bank AG
UB 25 Shipping
Shipping Clients Domestic/International
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Attention: Minas Peramatzis
Fax No: +30 210 4295-323

for credit administrative matters:	Hamburg Commercial Bank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax No: +49 40 3333 34167

or to such other address as the relevant Party may notify the Agent or, if the relevant Party is the Agent or the Security Trustee, the Borrowers, the Lenders and the Security Parties.

28.3	Effective date of notices

Subject to Clauses 28.4 (Service outside business hours) and 28.5 (Illegible notices):

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, two hours after its transmission is completed.

28.4	Service outside business hours

However, if under Clause 28.3 (Effective date of notices) a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time,

the notice shall (subject to Clause 28.5 (Illegible notices)) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5	Illegible notices

Clauses 28.3  (Effective date of notices) and 28.4 (Service outside business hours) do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6	Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7	Electronic communication

(a)
Any communication from the Agent or the other Creditor Parties made by electronic means will be sent unsecured and without electronic signature, however, the Borrowers may request the Agent and the other Creditor Parties at any time in writing to change the method of electronic communication from unsecured to secured electronic mail communication.

(b)
The Borrowers hereby acknowledge and accept the risks associated with the use of unsecured electronic mail communication including, without limitation, risk of delay, loss of data, confidentiality breach, forgery, falsification and malicious software.  The Agent and the other Creditor Parties shall not be liable in any way for any loss or damage or any other disadvantage suffered by the Borrowers resulting from such unsecured electronic mail communication.

(c)
If the Borrowers (or any of them) or any other Security Party wish to cease all electronic communication, they shall give written notice to the Agent and the other Creditor Parties accordingly after receipt of which notice the Parties shall cease all electronic communication.

(d)	For as long as electronic communication is an accepted form of communication, the Parties shall:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their respective addresses or any other such information supplied to them; and

in case electronic communication is sent to recipients with the domain <domain with ending>, the parties shall without undue delay inform each other if there are changes to the said domain or if electronic communication shall thereafter be sent to individual e-mail addresses.

(e)
Each Borrower undertakes and declares that any documents to fulfil the disclosure of the financial circumstances according to Sec. 18 of the German Banking Act (KWG) that were or are hereinafter submitted to the Hamburg Commercial Bank AG electronically or on data carriers through the Borrowers or any other Security Party or any of them or a third party are complete and correct. It further agrees and declares that:

(i)	it is irrelevant whether such documents were submitted with or without signature;

(ii)
documents submitted to Hamburg Commercial Bank AG electronically or on data carriers according to Sec. 18 of the German Banking Act (KWG) have the same legal significance as documents with signature in paper form; and

(iii)	until written revocation, the declaration under this Clause 28.7 (Electronic communication) shall remain valid.

28.8	English language

Any notice under or in connection with a Finance Document shall be in English.

28.9	Meaning of “notice”

In this Clause 28 (Notices), “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29	JOINT AND SEVERAL LIABILITY

29.1	General

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 29.2 (No impairment of Borrower’s obligations), joint.

29.2	No impairment of Borrower’s obligations

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards the other Borrower;

(b)	any Lender or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with the other Borrower;

(c)	any Lender or the Security Trustee releasing the other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

29.3	Principal debtors

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and neither Borrower shall in any circumstances be construed to be a surety for the obligations of the other Borrower under this Agreement.

29.4	Subordination

Subject to Clause 29.5 (Borrowers’ required action), during the Security Period, neither Borrower shall:

(a)
claim any amount which may be due to it from the other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from the other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of the other Borrower; or

(c)	set off such an amount against any sum due from it to the other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving the other Borrower or other Security Party; or

(e)	exercise or assert any combination of the foregoing.

29.5	Borrowers’ required action

If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 29.4 (Subordination), in relation to the other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent’s notice.

30	SUPPLEMENTAL

30.1	Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2	Severability of provisions

If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3	Counterparts

A Finance Document may be executed in any number of counterparts.

30.4	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

30.5	Benefit and binding effect

The terms of this Agreement shall be binding upon, and shall enure to the benefit of, the Parties and their respective (including subsequent) successors and permitted assigns and transferees.

31	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

32	LAW AND JURISDICTION

32.1	English law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

32.2	Exclusive English jurisdiction

Subject to Clause 32.3 (Choice of forum for the exclusive benefit of the Creditor Parties), the courts of England shall have exclusive jurisdiction to settle any Dispute.

32.3	Choice of forum for the exclusive benefit of the Creditor Parties

Clause 32.2 (Exclusive English jurisdiction) is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

Neither Borrower shall commence any proceedings in any country other than England in relation to a Dispute.

32.4	Process agent

Each Borrower irrevocably appoints Hill Dickinson Services (London) Limited, at its registered office for the time being presently at The Broadgate Tower, 20 Primrose Street, London EC2A 2EW, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

32.5	Creditor Party rights unaffected

Nothing in this Clause 32 (Law and Jurisdiction) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

32.6	Meaning of “proceedings” and “Dispute”

In this Clause 32 (Law and Jurisdiction), “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment (US Dollars)

Hamburg Commercial Bank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany	$40,750,000

SCHEDULE 2

DRAWDOWN NOTICE

To:	Hamburg Commercial Bank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany
Attention: Loans Administration

[●] 2021

DRAWDOWN NOTICE

1
We refer to the loan agreement (the “Loan Agreement”) dated [] and made between ourselves, as joint and several Borrowers, the Lenders referred to therein, and yourselves as Agent, Mandated Lead Arranger, Security Trustee in connection with a facility of up to US$40,750,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow as follows:

(a)	Amount of Advance in relation to Ship [A], [B], [C] or [D]: US$[●];

(b)	Drawdown Date: [●];

(c)	Duration of the first Interest Period shall be [●] months; and

(d)	Payment instructions: account in our name and numbered [●] with [●] of [●].

3	We represent and warrant that:

(a)
the representations and warranties in Clause 10 (Representations and Warranties) of the Loan Agreement would remain true and not misleading if repeated on the date of this Drawdown Notice with reference to the circumstances now existing; and

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of that Advance.

4	This Drawdown Notice cannot be revoked without the prior consent of the Majority Lenders.

5	We authorise you to deduct the structuring and commitment fees payable pursuant to Clause 20.1(a) and (b) (Structuring and commitment fees:).

[Name of Signatory]

for and on behalf of
Liono Shipping Co.
Snoopy Shipping Co.
Cinderella Shipping Co. and
Luffy Shipping Co.

SCHEDULE 3

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a) (Documents, fees and no default) required before service of the Drawdown Notice.

1	A duly executed original of:

(a)	this Agreement;

(b)	the Corporate Guarantee;

(c)	the Agency and Trust Agreement;

(d)	any Subordination Agreement;

(e)	any Subordinated Debt Security;

(f)	the Side Letter; and

(g)	the Account Pledges.

2
Copies of the certificate of incorporation and constitutional documents of each Borrower, the Corporate Guarantor and any other Security Party and any company registration documents in respect of either Borrower, the Corporate Guarantor or, any other Security Party (including, without limitation, any corporate register excerpts) required by the Agent and a list of all members of the Group.

3
Copies of resolutions of the shareholders and directors of each Borrower, the Corporate Guarantor and any other Security Party authorising the execution of each of the Finance Documents to which that Borrower, the Corporate Guarantor or that Security Party is a party and, in the case of each Borrower, authorising named officers to give the Drawdown Notice(s) and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document is executed on behalf of a Borrower, the Corporate Guarantor or any other Security Party.

5	Copies of all consents which either Borrower, the Corporate Guarantor or any other Security Party requires to enter into, or make any payment under, any Finance Document.

6	The originals of any mandates or other documents required in connection with the opening or operation of the Accounts.

7	Documentary evidence that the agent for service of process named in Clause 32 (Law and Jurisdiction) has accepted its appointment.

8
Copies of each Underlying Document and of all documents signed or issued by the Borrowers or any party thereto (or any of them) under or in connection with such documents together, with such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution of all such documents by the parties thereto.

9
Any documents required by the Agent in respect of each Borrower, the Corporate Guarantor and any other Security Party (other than Castor Ships) to satisfy the Lenders’ “know your customer” requirements.

10
Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Republic of the Marshall Islands, England and such other relevant jurisdictions as the Agent may require.

11	Documents establishing that each Ship is managed by the relevant Approved Manager on terms acceptable to the Lenders.

12	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent at the Borrowers’ expense.

PART B

The following are the documents referred to in Clause 9.1(b) (Documents, fees and no default) required before each Drawdown Date.  In Part B of this Schedule 3 (Condition Precedent Documents), the following definitions have the following meanings:

(a)	“Relevant Borrower” means the Borrower which is or is to become the owner of the Relevant Ship; and

(b)	“Relevant Ship” means the Ship which is relevant to the Advance being borrowed on the relevant Drawdown Date.

1
A duly executed original of the Mortgage, the General Assignment and any Charterparty Assignment relating to any Assignable Charter (and of each document to be delivered by each of them) each in respect of the Relevant Ship.

2	Documentary evidence that:

(a)	the Relevant Ship is definitively and permanently registered in the name of the Relevant Borrower under an Approved Flag in accordance with the laws of the applicable Approved Flag State;

(b)	the Relevant Ship is in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(c)
the Relevant Ship maintains the class specified in Clause 14.3(b) (Repair and classification) with a first class classification society which is a member of IACS (being one of Lloyd’s Registry, American Bureau of Shipping, Det Norske Veritas, Bureau Veritas, Korean Register of Shipping, Nippon Kaiji Kyoykai or Registro Italiano Navale) as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)
the Mortgage relating to the Relevant Ship has been duly registered or recorded against the Relevant Ship as a valid first preferred or, as the case may be, priority mortgage in accordance with the laws of the applicable Approved Flag State;

(e)	the Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with; and

(f)
the Relevant Ship has been delivered to the relevant charterer after the registration or recordation of the Relevant Ship’s Mortgage and that any charterer has acknowledged such prior registration or recordation or has subordinated in writing all its claims against the Relevant Ship and the Relevant Borrower to the rights of the Creditor Parties.

3	In relation to an Approved Manager and the Relevant Ship:

(a)	the Approved Manager’s Undertaking relative thereto; and

(b)
copies of the Approved Manager’s Document of Compliance and of that Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires).

4
The Initial Market Value of the Relevant Ship as shown by a valuation prepared by an Approved Broker selected and appointed by the Agent and otherwise pursuant to Clause 15.3 (Valuation of Ships), stated to be for the purposes of this Agreement, which shows a value of the Relevant Ship in an amount which will be sufficient to satisfy the Borrowers’ obligations under Clause 15.1 Provided that If the Borrowers do not agree with the amount of such valuation, they may request, within 14 days after the date on which the Agent notifies the Borrowers of such valuation (the “Drawdown Request Period”), a second valuation to be commissioned from any Approved Broker selected by the Borrowers but appointed by the Agent, such second valuation shall be also prepared in accordance with Clause 15.3 (Valuation of Ships), Provided further that:

(i)
if the Borrowers request such valuation but fail to select the second Approved Broker within the Drawdown Request Period, then the Initial Market Value of the Relevant Ship shall be that shown in the sole valuation obtained by the Agent; or

(ii)
if the Borrowers do select a second Approved Broker within the Drawdown Request Period, the Initial Market Value of the Relevant Ship in such circumstances shall be the arithmetic mean of both valuations Provided even further that if the difference between such two valuations is greater than 15 per cent., a third valuation shall be commissioned from a third Approved Broker appointed and selected by the Agent (prepared in accordance with Clause 15.3 (Valuation of Ships)) and the Initial Market Value of the Relevant Ship in such circumstances shall be the arithmetic mean of all three valuations.

5	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the relevant Approved Flag State and such other relevant jurisdictions as the Agent may require.

6	A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Relevant Ship as the Agent may require.

7
Evidence satisfactory to the Agent that the Minimum Liquidity and the Additional Minimum Liquidity are each standing to the credit of the Liquidity Account pursuant to Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity).

8	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent at the Borrowers’ expense.

9	Evidence satisfactory to the Agent of payment of all fees due and payable in accordance with Clause 9 (Conditions Precedent) of this Agreement.

10	A recent survey report (or comparable inspection report satisfactory to the Agent ) in respect of each Relevant Ship.

11	Copies of any memorandum of agreement in respect of a Relevant Ship (and any addenda thereto) or, as the case may be, shipbuilding contracts of a Relevant Ship.

Each of the documents specified in paragraphs 3 and 4 of Part A shall be notarised or legalised by a competent authority acceptable to the Agent and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by the secretary (or equivalent officer) of the relevant Borrower.

SCHEDULE 4

MANDATORY COST FORMULA

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Advances made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

per cent. per annum

Where:

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)
“Fees Rules”  means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
If requested by the Agent, the Reference Banks shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by the Reference Banks to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Reference Banks as being the average of the Fee Tariffs applicable to the Reference Banks for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Reference Banks.

7
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8
The rates of charge of the Reference Banks for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or the Reference Banks pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and the Reference Banks pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

12
The Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	Hamburg Commercial Bank AG for itself and for and on behalf of each Borrower, each Security Party, the Security Trustee, each Lender, as defined in the Loan Agreement referred to below.

[●]

1
This Certificate relates to a Loan Agreement (the “Loan Agreement”) dated [●] and made between (1) Liono Shipping Co., Snoopy Shipping Co., Cinderella Shipping Co. and Luffy Shipping Co. (together, the “Borrowers”) as joint and several Borrowers, (2) the banks and financial institutions named therein as Lenders, (3) Hamburg Commercial Bank AG as Agent, (4) Hamburg Commercial Bank AG as Mandated Lead Arranger and (5) Hamburg Commercial Bank AG as Security Trustee for a loan facility of up to US$40,750,000.

2	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:

“Relevant Parties” means the Agent, each Borrower, each Security Party, the Security Trustee, each Lender;

“Transferor” means [full name] of [lending office]; and

“Transferee” means [full name] of [lending office].

3	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4
[The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5
[By virtue of this Certificate and Clause 26 (Transfers and Changes in Lending Offices) of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and, subject to Clause 26.7 (Effect of Transfer Certificate) of the Loan Agreement, from all obligations connected therewith, the Transferee acquires a Commitment of $[●].]

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 (Transfers and Changes in Lending Offices) of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 (Transfers and Changes in Lending Offices) of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Mandated Lead Arranger, the Security Trustee, any Lender in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	either Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrowers or any Security Party under the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Mandated Lead Arranger, the Security Trustee, any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10
The Transferor and the Transferee each undertake with the Agent, the Mandated Lead Arranger and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee and/or the Mandated Lead Arranger in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s, the Mandated Lead Arranger’s or the Security Trustee’s own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent, the Mandated Lead Arranger or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent, the Mandated Lead Arranger or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party

Hamburg Commercial Bank AG

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Fax:

Account for payments:

Notes:

This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction.  It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

Paragraph 4 deals with assignment of rights and can be used together with paragraph 5 if the parties have agreed to a combination of assignment of rights and transfer of obligations.

Paragraph 5 deals with transfer of obligations and should be removed if the parties have agreed to an assignment only.

SCHEDULE 6

POWER OF ATTORNEY

Know all men by these presents that [Liono Shipping Co.] [Snoopy Shipping Co.] [Cinderella Shipping Co.] [Luffy Shipping Co.] (the “Company”), a corporation incorporated in the Republic of the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 irrevocably and by way of security appoints Hamburg Commercial Bank AG (the “Attorney”) of Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany its attorney, to act in the name of the Company and to exercise any right, entitlement or power of the Company in relation to [name of classification society] (the “Classification Society”) and/or to the classification records of any vessel owned, controlled or operated by the Company including, without limitation, such powers or entitlement as the Company may have to inspect the class records and any files held by the Classification Society in relation to any such vessel and to require the Classification Society to provide to the Attorney or to any of its nominees any information, document or file which the Attorney may request

Ratification of actions of attorney.  For the avoidance of doubt and without limiting the generality of the above, it is confirmed that the Company hereby ratifies any action which the Attorney takes or purports to take under this Power of Attorney and the Classification Society shall be entitled to rely hereon without further enquiry.

Delegation.  The Attorney may exercise its powers hereunder through any officer or through any nominee and/or may sub-delegate to any person or persons (including a receiver and persons designated by him) all or any of the powers (including the discretions) conferred on the Attorney hereunder, and may do so on terms authorising successive sub-delegations.

This Power of Attorney was executed by the Company as a Deed on [date].

EXECUTED as a DEED by	)
[Liono] [Snoopy] [Cinderella] [Luffy] Shipping Co.	)
acting by President or Secretary	)
)

In the presence of:

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:	Hamburg Commercial Bank AG
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Germany

[●] 2021

Dear Sirs

We refer to a loan agreement dated [●] (the “Loan Agreement”) made between (amongst others) yourselves and ourselves in relation to a term loan facility of up to $40,750,000.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.

Each Borrower represents that no Event of Default or Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]].  In addition as of [●], each Borrower confirms compliance with the minimum liquidity requirements set out in Clause 11.19 (Minimum Liquidity and Additional Minimum Liquidity) [,] [and] the minimum security cover requirement set out in Clause 15.1 (Minimum required security cover) [and][list here any other financial covenants which are applicable to the relevant transaction], of the Loan Agreement for the [6-month] period ending on the date of this certificate.

We now certify that, as at [●]:

(a)	the aggregate of the Minimum Liquidity standing to the credit of the Liquidity Account is $[●];

(b)	the Security Cover Ratio is above 130 per cent.; and

This certificate shall be governed by, and construed in accordance with, English law.

Name: [●]

Title: [senior officer]

LIONO SHIPPING CO.
SNOOPY SHIPPING CO.
CINDERELLA SHIPPING CO.
LUFFY SHIPPING CO.

EXECUTION PAGES

BORROWERS

SIGNED by	)
)
Its attorney-in-fact	)
for and on behalf of	)
LIONO SHIPPING CO.	)
in the presence of:	)

SIGNED by	)
)
Its attorney-in-fact	)
for and on behalf of	)
SNOOPY SHIPPING CO.	)
in the presence of:	)

SIGNED by	)
)
Its attorney-in-fact	)
for and on behalf of	)
CINDERELLA SHIPPING CO.	)
in the presence of:	)

SIGNED by	)
)
Its attorney-in-fact	)
for and on behalf of	)
LUFFY SHIPPING CO.	)
in the presence of:	)

LENDERS

SIGNED by	)
)
for and on behalf of	)
HAMBURG COMMERCIAL BANK AG	)
in the presence of:	)

AGENT

SIGNED by	)
)
for and on behalf of	)
HAMBURG COMMERCIAL BANK AG	)
in the presence of:	)

MANDATED LEAD ARRANGER

SIGNED by	)
)
for and on behalf of	)
HAMBURG COMMERCIAL BANK AG	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
)
for and on behalf of	)
HAMBURG COMMERCIAL BANK AG	)
in the presence of:	)